Exhibit 12

AMENDMENT TO THE BACKSTOP COMMITMENT AGREEMENT

This AMENDMENT TO THE BACKSTOP COMMITMENT AGREEMENT (this “Amendment”) dated as of November 1, 2020, is entered into among SAExploration Holdings, Inc., a Delaware corporation, SAExploration Sub, Inc., SAExploration, Inc., SAExploration Seismic Services (US) LLC, and NES, LLC (collectively, the “Company Parties”) and undersigned Backstop Parties (as defined in the Agreement (as defined below)).

WITNESSETH:

WHEREAS, reference is made to that certain Backstop Commitment Agreement (the “Agreement”) dated as of August 27, 2020, entered into among the Parties. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement;

WHEREAS, Section 8.5 of the Agreement provides that the Agreement may be amended by a written instrument that is signed by the Company and the Required Backstop Parties (as defined in the Agreement);

WHEREAS, the Company and the undersigned Backstop Parties, together constituting the Required Backstop Parties, now intend to amend the Agreement as set forth below;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

9.	Amendments to the Agreement.

a.	The Agreement is hereby amended to reflect the changes indicated on Exhibit A attached hereto, with insertions shown in underline and deletions shown in ~~strikethrough~~.

b.

Schedule 1 to the Agreement is hereby amended and restated in its entirety in the form attached hereto as Exhibit B. Any Backstop Party not set forth on such amended and restated Schedule 1 to the Agreement shall cease to be a Backstop Party from and after the date hereof.

c.	Schedule 2 to the Agreement is hereby deleted.

10. Effect on the Agreement. Other than as specifically set forth herein, all other terms and provisions of the Agreement shall remain unaffected by the terms of this Amendment, and shall continue in full force and effect.

11.	Miscellaneous.

a. No Further Amendments. Except as expressly modified hereby, the Agreement remains in full force and effect. Upon execution and delivery hereof, the Agreement shall thereupon be deemed to be amended as hereinabove set forth as fully and with the same effect as if the amendments made hereby were originally set forth in the Agreement, and this Amendment and the Agreement shall be henceforth be read, taken, and construed as one and the same instrument.

b. Counterparts; Facsimile and Electronic Signatures. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Amendment or any counterparty may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original.

c. Incorporations by Reference. Sections 7 (Indemnification and Contribution) and 8 (Miscellaneous) of the Agreement are hereby incorporated by reference, mutatis mutandis.

[Signature Pages Follow]

EXHIBIT A

SAEXPLORATION HOLDINGS, INC.

BACKSTOP COMMITMENT AGREEMENT

August 27, 2020

i

	4.14	Independent Investigation	22

5.	COVENANTS		23

	5.1	Conduct of Business	23
	5.2	Non-Disclosure of Holdings Information	~~28~~24
	5.3	Use of Proceeds	~~28~~24
	5.4	Blue Sky	24
	5.5	Rights Offering and Restructuring; Milestones	24
	5.6	The New Common Shares	24
	5.7	Backstop Notice	24
	5.8	Facilitation	24
	5.9	Access to Information; Confidentiality.	~~29~~24
	5.10	Regulatory Approvals.	25
	5.11	Legend	26

6.	CONDITIONS TO THE BACKSTOP PARTIES’ CLOSING OBLIGATIONS		~~32~~27
	6.1	Conditions to the Backstop Parties’ Closing Obligations	~~32~~27
	6.2	Conditions to the Company’s Closing Obligations	28

7.	INDEMNIFICATION AND CONTRIBUTION		~~35~~30

	7.1	Indemnification Obligations	~~35~~30
	7.2	Indemnification Procedure	30
	7.3	Settlement of Indemnified Claims	31
	7.4	Contribution	32
	7.5	Treatment of Indemnification Payments	32

8.	MISCELLANEOUS		~~38~~32

	8.1	Notice	~~38~~32
	8.2	Assignment	~~39~~33
	8.3	Survival	33
	8.4	Entire Agreement	33
	8.5	Waivers and Amendments	~~40~~34
	8.6	Governing Law; Jurisdiction; Venue; Process	34
	8.7	Counterparts	34
	8.8	Headings	34
	8.9	Severability	~~41~~34
	8.10	Termination	35
	8.11	Breach	35
	8.12	Effect of Termination	35
	8.13	Waiver of Jury Trial	36
	8.14	Damages	36
	8.15	Specific Performance	~~43~~36
	8.16	No Reliance	36
	8.17	Publicity	36
	8.18	Settlement Discussions	37
	8.19	No Recourse	~~44~~37
	8.20	Other Interpretive Matters	37

ii

SAEXPLORATION HOLDINGS, INC.

BACKSTOP COMMITMENT AGREEMENT

August 27, 2020

BACKSTOP COMMITMENT AGREEMENT, dated as of August 27, 2020 (as amended by that certain Amendment to the Backstop Commitment Agreement, dated as of November 1, 2020, this “Agreement”), among SAExploration Holdings, Inc. (the “Company”), a Delaware corporation, SAExploration Sub, Inc. (“SAE Sub”), SAExploration, Inc. (“SAE Inc.”), SAExploration Seismic Services (US), LLC (“Seismic”), and NES, LLC (“NES”) (collectively, the “Company Parties” or the “Debtors”) and the parties set forth on Schedule 1 hereto (each a “Backstop Party” and collectively, the “Backstop Parties”). Each Company Party and each Backstop Party is referred to herein, individually, as a “Party” and, collectively, as the “Parties.”

RECITALS

WHEREAS, SAE Inc. is the borrower under that certain Third Amended and Restated Credit and Security Agreement dated as of September 26, 2018 (as amended, the “Prepetition Credit Agreement”) among SAE Inc., as borrower, the Company, SAE Sub, Seismic, NES and SAExploration Acquisitions (U.S.), LLC, which was subsequently merged out of existence (“SAE Acquisitions”), as guarantors, Cantor Fitzgerald as the administrative agent and the collateral agent, and the lenders party thereto (the “Prepetition Credit Agreement Lenders”).

WHEREAS, on June 29, 2016, the Company entered into that certain Term Loan and Security Agreement (as amended or otherwise modified from time to time, the “Prepetition Term Loan Agreement”), among the Company, as borrower, SAE Sub, SAE Inc., Seismic and NES, as guarantors, the lenders party thereto (the “Prepetition Term Loan Lenders”) and Delaware Trust Company, as the collateral agent and as the administrative agent.

WHEREAS, on September 26, 2018, the Company issued $60 million in aggregate principal amount of 6.00% Senior Secured Convertible Notes due 2023 (the “Convertible Notes”, and the holders of such Convertible Notes, the “Convertible Noteholders”). The Convertible Notes were issued under that certain Indenture dated as of September 26, 2018 (as amended, supplemented or otherwise modified from time to time, collectively the “Prepetition Indenture”), among the Company, as issuer, SAE Sub, SAE Inc., Seismic, NES and SAE Acquisitions, as guarantors and Wilmington Savings Funds Society, FSB, as Trustee and Collateral Trustee thereunder.

WHEREAS, the Parties have engaged in arm’s-length, good faith discussions regarding a restructuring of certain of the Debtors’ indebtedness and other obligations, including the Debtors’ indebtedness and obligations under the Prepetition Credit Agreement, the Prepetition Term Loan Agreement and the Prepetition Indenture.

WHEREAS, the Company Parties, the Backstop Parties, and the other Consenting Creditors (as defined in the RSA) entered into that certain Restructuring Support Agreement, dated as of the date hereof (as amended by that certain Amendment to the Restructuring Support Agreement, dated as of November 1, 2020, the “RSA”), pursuant to which the Parties agreed to, among other things, support a restructuring of the Debtors’ capital structure (the “Restructuring”).

WHEREAS, consistent with the RSA, the Restructuring is anticipated to be implemented through a prenegotiated plan of reorganization (as may be supplemented, amended, or modified from time to time, the “Plan”), a solicitation of votes thereon (the “Solicitation”), the Rights Offering (as defined below) and the commencement by the Debtors of voluntary cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).

WHEREAS, in connection with the Restructuring and pursuant to the Plan, among other things, (a) the Company will conduct an equity and debt rights offering (the “Rights Offering”), by distributing to eligible Prepetition Credit Agreement Lenders~~,~~ and Prepetition Term Loan Lenders, ~~and Convertible Noteholders,~~ in

accordance with the RSA and the Plan, rights to purchase First Lien Term Loans and New Common Shares (each as defined below) for an aggregate purchase price of $15,000,000.00, and (b) subject to the terms and conditions contained in this Agreement, each Backstop Party has agreed, severally and not jointly, ~~to~~ (i)  ~~fully~~not to exercise ~~all~~, and not to permit any of its controlled Affiliates to exercise, any Subscription Rights (as defined below) ~~that are properly issued to it and its Designated Affiliates~~ pursuant to the Rights Offering ~~to purchase First Lien Term Loans and New Common Shares at the Purchase Price (as defined below)~~, and (ii) to purchase Remaining First Lien Term Loans and Remaining New Common Shares (each as defined below) at the Purchase Price~~, in each case~~ (as defined below), provided that no Backstop Party shall be required to purchase ~~First Lien Term Loans, New Common Shares,~~ Remaining First Lien Term Loans~~,~~ and Remaining New Common Shares pursuant to this Agreement for an aggregate Purchase Price in excess of such Backstop Party’s Backstop Commitment (as defined below).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

IX.	1. CERTAIN DEFINITIONS

The following terms have the meanings set forth below:

“Affiliate” of any Person means any Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

~~“Aggregate Commitment Amount” means USD $15,000,000.00.~~

“Aggregate Fully Diluted Common Shares” means the total number of New Common Shares outstanding as of the Effective Date after giving effect to the Plan, the Rights Offering, and this Agreement (including the purchase of the Remaining New Common Shares and the issuance of the Backstop Commitment Premium), but excluding any New Common Shares issued or issuable pursuant to the MIP.

“Agreement” has the meaning assigned to it in the Preamble hereto.

“Antitrust Authorities” means the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, the attorneys general of the several states of the United States and any other governmental entity, whether domestic or foreign, having jurisdiction pursuant to the Antitrust Laws.

“Antitrust Laws” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, and any other Law, whether domestic or foreign, governing agreements in restraint of trade, monopolization, pre-merger notification, the lessening of competition through merger or acquisition or anti-competitive conduct, and any foreign investment Laws.

“Approval Order” means an order entered by the Bankruptcy Court in the Chapter 11 Cases authorizing the Debtors to assume this Agreement, including all exhibits and other attachments hereto.

~~“Backstop Amount” means the Purchase Price with respect to a Backstop Party’s Backstop Purchase.~~

“Backstop Commitment” means, with respect to each Backstop Party, the maximum aggregate Purchase Price for ~~First Lien Term Loans, New Common Shares,~~ Remaining First Lien Term Loans, and Remaining New Common Shares that such Backstop Party may be required to pay under this Agreement ~~(including pursuant to such Backstop Party’s obligation to exercise its Subscription Rights)~~. Such amounts are set forth opposite each Backstop Party’s name in Schedule 1 hereto. The aggregate Backstop Commitments under this Agreement shall equal $15,000,000.00.

“Backstop Commitment Premium” means (a) in the event that the Backstop Commitment Premium is payable pursuant to Section 2.2.3(a), a number of New Common Shares equal to 2.5% of the Aggregate Fully Diluted Common Shares, and (b) in the event the Backstop Commitment Premium is payable pursuant to Section 2.2.3(b), cash in the aggregate amount of $850,000.

“Backstop Notice” has the meaning assigned to it in Section 2.1.3 hereto.

“Backstop Party” and “Backstop Parties” have the meanings assigned to them in the Preamble hereto.

“Backstop Party Professionals” means (a) Paul, Weiss, Rifkind, Wharton & Garrison LLP and Rapp & Krock, PC, as counsel to certain of the Backstop Parties, and (b) other professional advisors as circumstances warrant, which are retained by the Backstop Parties with the consent of the Company (which consent shall not be unreasonably delayed, conditioned or withheld).

“Backstop Percentage” means, with respect to a Backstop Party, the percentage set forth opposite such Backstop Party’s name under the heading “Backstop Percentage” in Schedule 1 attached hereto.

“Backstop Purchase” has the meaning assigned to it in Section 2.1.2(b) hereto.

“Backstop Purchase Obligation” has the meaning assigned to it in Section 2.1.2(b) hereto.

“Bankruptcy Code” ~~means Title 11 of the United States Code~~has the meaning assigned to it in the Recitals hereto.

“Bankruptcy Court” has the meaning assigned to it in the Recitals hereto.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Chapter 11 Cases” has the meaning assigned to it in the Recitals hereto.

“Closing” has the meaning assigned to it in Section 2.2.2(a) hereto.

“Company” has the meaning assigned to it in the Preamble hereto.

“Company Disclosure Schedule” means the disclosure schedule delivered by the Company Parties to the Backstop Parties on the date of this Agreement, as amended on November 1, 2020.

“Company Information” means all of the reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) filed by the Company with the SEC pursuant to the reporting requirements set forth in the Exchange Act.

“Company Parties” has the meaning assigned to it in the Preamble hereto.

“Company Plan” and “Company Plans” have the meanings assigned to them in Section 3.21.1 hereto.

“Confirmation Order” has the meaning set forth in the RSA.

“Consenting Creditors” has the meaning assigned to in the Recitals hereto.

“Convertible Noteholders” has the meaning assigned to it in the Recitals hereto.

“Convertible Notes” has the meaning assigned to it in the Recitals hereto.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, order, directive, guidelines or recommendations by any governmental entity in connection with or in response to the COVID-19 coronavirus, including, but not limited to, the Coronavirus Aid, Relief, and Economic Security Act (CARES).

“Debtors” has the meaning assigned to it in the Preamble hereto.

“Defaulting Backstop Party” means each Backstop Party that causes a Funding Default.

“Definitive Documents” has the meaning set forth in the RSA.

~~“Designated Affiliates” means, with respect to a Backstop Party, each Affiliate of such Backstop Party other than any Affiliate listed on Schedule 2 hereto.~~

“Disclosure Statement” has the meaning assigned to it in the RSA.

“Effective Date” has the meaning set forth in the RSA.

“Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

“Environmental Laws” means all applicable Laws (including common law), rules, regulations, codes, ordinances, orders in council, orders, decrees, treaties, directives, judgments or legally binding agreements promulgated or entered into by or with any governmental entity, relating to the protection of the environment, preservation or reclamation of natural resources, the generation, management, use, transportation, treatment, storage, disposal, release or threatened release of, or exposure to, any Hazardous Material or to occupational health and safety matters (to the extent relating to the management of or exposure to Hazardous Materials).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Company Party is, or at any relevant time during the past six years was, treated as a single employer under section 414(b), (c), (m) or (o) of the Internal Revenue Code.

“Event” means any event, change, effect, circumstance, occurrence, development, condition, result, state of facts or change of facts.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expense Reimbursement” has the meaning assigned to it in Section 2.3.1 hereto.

“Filing Party” has the meaning assigned to it in Section 5.10.2 hereto.

“Final Order” means (i) an order or judgment of the Bankruptcy Court, as entered on the docket in any Chapter 11 Case (or any related adversary proceeding or contested matter) or the docket of any other court of competent jurisdiction or (ii) an order or judgment of any other court having jurisdiction over any appeal from (or petition seeking certiorari or other review of) any order or judgment entered by the Bankruptcy Court (or any other court of competent jurisdiction, including in an appeal taken) in the Chapter 11 Cases (or in any related adversary proceeding or contested matter), in each case that has not been reversed, stayed, modified, or amended, and as to which the time to appeal, or seek certiorari or move for a new trial, reargument, or rehearing has expired according to applicable law and no appeal or petition for certiorari or other proceedings for a new trial, reargument, or rehearing has been timely taken or as to which any appeal that has been taken or any petition for certiorari that has been or may be timely filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice; provided, however, that the possibility a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or the Local Rules, may be filed relating to such order shall not prevent such order from being a Final Order.

“First Lien Exit Facility” means the first lien exit term loan facility in an aggregate amount of $15,000,000, on the terms set forth in the First Lien Exit Facility Term Sheet attached hereto as Exhibit B and otherwise in form and substance acceptable to the Required Backstop Parties.

“First Lien Term Loans” means the term loans in the aggregate principal amount of $15,000,000 to be advanced to the Debtors on the Effective Date pursuant to the First Lien Exit Facility.

“Funding Amount” has the meaning assigned to it in Section 2.1.3 hereto.

“Funding Default” means the failure by any Backstop Party to comply with its purchase obligations pursuant to Section 2.1.2 or to pay all or any portion of its Funding Amount in accordance with Section 2.2.

“GAAP” means U.S. generally accepted accounting principles.

“Hazardous Materials” means all pollutants, contaminants, hazardous wastes, chemicals, hazardous materials, and hazardous substances, including any sulfuric or other acid, explosive or radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, lead in any form (including soluble and particulate), arsenic, polychlorinated biphenyls, urea-formaldehyde or radon gas that are subject to regulation or which can give rise to liability under any Environmental Law because of their hazardous or deleterious properties or characteristics.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time.

“Indemnified Claim” has the meaning assigned to it in Section 7.2 hereto.

“Indemnified Losses” has the meaning assigned to it in Section 7.1 hereto.

“Indemnified Person” has the meaning assigned to it in Section 7.1 hereto.

“Indemnifying Party” and “Indemnifying Parties” have the meanings assigned to them in Section 7.1 hereto.

“Intellectual Property” means any and all of the following in any jurisdiction throughout the world, and all corresponding rights: (a) material inventions, patents and industrial designs (including utility model rights, design rights and industrial property rights), patent and industrial design applications, and patent disclosures, together with all reissues, continuations, continuations-in-part, revisions, divisionals, extensions, and reexaminations; (b) material trademarks, service marks, designs, trade dress, logos, slogans, trade names, business names, corporate names, Internet domain names, and all other indicia of origin, all applications and registrations in connection therewith, and all goodwill associated with any of the foregoing (this clause (b), “Marks”); (c) material works of authorship, copyrights, software, data, database rights and moral rights, and all applications and registrations in connection therewith; (d) trade secrets and other confidential information, including know how, methods, processes, techniques, formulae, and product specifications; (e) material rights of privacy and publicity, including rights to the use of names of real persons; and (f) material other intellectual property rights.

“Internal Revenue Code” means the Internal Revenue Code of 1986.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Joinder Agreement” has the meaning assigned to it in Section 8.2 hereto.

“Joint Filing Party” has the meaning assigned to it in Section 5.10.3.

“Knowledge of the Company” means the actual knowledge of Michael Faust, John Simmons, ~~Mike Scott,~~ David A. Rassin and Darin Silvernagle.

“Law” means any law (including common law), statute, ordinance, treaty, rule, regulation, policy or requirement of any governmental authority and authoritative interpretations thereon, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“Leased Real Property” has the meaning assigned to it in Section 3.16.2.

“Legal Proceedings” has the meaning assigned to it in Section 3.9 hereto.

“Lien” means any lien, adverse claim, charge, option, right of first refusal, servitude, security interest, mortgage, pledge, deed of trust, easement, encumbrance, restriction on transfer, conditional sale or other title retention agreement, defect in title, lien or judicial lien as defined in Sections 101(36) and (37) of the Bankruptcy Code or other restrictions of a similar kind.

“Local Rules” means the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the Southern District of Texas.

“Marks” has the meaning assigned to it in the definition of Intellectual Property.

“Material Adverse Effect” means any Event occurring after the date hereof that, individually or together with all other Events, has had or would reasonably be expected to have a material and adverse effect on the business, results of operations or condition (financial or otherwise) of the Company Parties, or the properties, assets, finances or liabilities of the Company Parties, taken as a whole; provided that “Material Adverse Effect” shall not include any Event occurring after the date hereof and arising out of or resulting from: (a) conditions or effects that generally affect persons or entities engaged in the industries, business, markets, financial conditions or the geographic area in which the Company Parties operate taking into consideration any Event that is related to the operations of the Company Parties in the specific geographical areas in which they operate, (b) general economic conditions in regions and markets in which the Company Parties operate, (c) regional, national or international political or social conditions, including acts of war, terrorism or natural disasters, escalation or material worsening of hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States or its territories, possessions, diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (d) financial, banking, securities, credit, or commodities markets, prevailing interest rates or general capital markets conditions, (e) changes in GAAP, (f) changes in Laws, orders, or other binding directives issued by any governmental entity, or in the interpretation or enforcement thereof, (g) the execution, announcement, disclosure or performance of this Agreement or the transactions contemplated hereby or the taking of any action or any inaction required by this Agreement, the RSA, the Plan, or any action or inaction in connection with the Chapter 11 Cases, including the commencement, announcement and pendency of the Chapter 11 Cases, (h) any action or inaction consented to or requested by the Requisite Creditors (as defined in the RSA), (i) any epidemic, pandemic or disease outbreak (including the COVID-19 coronavirus pandemic), or any Law, directive, pronouncement or guideline issued by a governmental entity, the Centers for Disease Control and Prevention, the World Health Organization or industry group providing for business closures, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including the COVID-19 coronavirus pandemic) or any change in such Law, directive, pronouncement or guideline or interpretation thereof following the date of this Agreement; (j) any failure, in and of itself, of the Debtors to meet, with respect to any period or periods, any internal or industry analyst projections, forecasts, estimates of earnings or revenues or business plans (but not the underlying facts giving rise to such failure unless such facts are otherwise excluded pursuant to other clauses contained in this definition); (k) the occurrence of a Funding Default; or (l) any matters expressly disclosed in the Company Disclosure Schedule ~~as delivered on the date hereof~~; provided, that exceptions set forth in clauses (a), (b), (c), (d) and (i) of this definition shall not apply to the extent that such Event is disproportionately adverse to the Company Parties, taken as a whole, as compared to other companies comparable in size and scale to the Company Parties operating in the industries and same geographical area in which the Company Parties operate.

“Material Contracts” means (a) all “plans of acquisition, reorganization, arrangement, liquidation or succession” and “material contracts” (as such terms are defined in Items 601(b)(2) and 601(b)(10) of Regulation S-K under the Exchange Act) to which any Company Party or any of its subsidiaries is a party, and (b) any contracts to which the any Company Party or any of its subsidiaries is a party that are likely to reasonably involve consideration of more than $500,000, in the aggregate, over a twelve-month period.

“Milestones” has the meaning assigned to it in the RSA (as in effect on the date hereof or as amended with the consent of the Required Backstop Parties).

“MIP” means a post-emergence management incentive plan to be implemented by the board of directors of the Company after the Effective Date as further described in the Plan.

“Money Laundering Laws” has the meaning assigned to it in Section 3.11 hereto.

“New Common Shares” means shares of common stock of the Company as reorganized on the Effective Date in accordance with the Plan.

“Notice of Assignment” has the meaning assigned to it in Section 8.2 hereto.

“Offering Deadline” means the date on which the subscription period for the Rights Offering shall expire (as such date may be extended pursuant to the Plan and the Rights Offering Procedures).

“Owned IP” means all Intellectual Property owned or purported to be owned by any Company Party, including the Registered IP.

“Party” and “Parties” have the meanings assigned to them in the Preamble hereto.

“Person” includes any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited partnership, trust, estate, unincorporated organization, governmental unit (as defined in section 101(27) of the Bankruptcy Code), or other Entity.

“Petition Date” has the meaning assigned to it in the Plan.

“Plan” has the meaning assigned to it in the Recitals hereto.

“Prepetition Credit Agreement” has the meaning assigned to it in the Recitals hereto.

“Prepetition Credit Agreement Advances” has the meaning assigned to it in the RSA.

“Prepetition Credit Agreement Lenders” has the meaning assigned to it in the Recitals hereto.

“Prepetition Indenture” has the meaning assigned to it in the Recitals hereto.

“Prepetition Term Loan Advances” has the meaning assigned to it in the RSA.

“Prepetition Term Loan Agreement” has the meaning assigned to it in the Recitals hereto.

“Prepetition Term Loan Lenders” has the meaning assigned to it in the Recitals hereto.

“Purchase Price” means, with respect to any purchase of First Lien Term Loans and New Common Shares pursuant to the Rights Offering or this Agreement, (a) the percentage of the First Lien Term Loans and New Common Shares offered pursuant to the Rights Offering that is represented by such purchase, multiplied by (b) $15,000,000.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee simple or leased by the Company or any of its Subsidiaries, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures incidental to the ownership or lease thereof.

“Registered IP” has the meaning assigned to it in Section 3.26.1 hereto.

“Related Fund” means, with respect to any of Backstop Parties who are not individuals, any of their respective Affiliates, any fund, account or investment vehicle that is controlled, managed, advised or subadvised by such Backstop Party, so long as such entity is (a) a “qualified institutional buyer” as such term is defined in Rule 144A of the Securities Act or an “accredited investor” as such term is defined in Rule 501 of Regulation D of the Securities Act or (b) a non-US Person within the meaning of Regulation S under the Securities Act located outside the United States.

“Related Party Agreement” has the meaning assigned to it in Section 3.17 hereto.

“Remaining First Lien Term Loans” means the aggregate principal amount of First Lien Term Loans, if any, that have not been subscribed for and purchased in the Rights Offering as of the Offering Deadline.

“Remaining New Common Shares” means the aggregate number of New Common Shares, if any, that have not been subscribed for and purchased, in the Rights Offering as of the Offering Deadline.

“Replacement Period” has the meaning assigned to it in Section 2.4.1 hereto.

“Replacement Purchase” has the meaning assigned to it in Section 2.4.1 hereto.

“Replacing Backstop Parties” has the meaning assigned to it in Section 2.4.1 hereto.

“Required Backstop Parties” has the meaning assigned to it in Section 8.5 hereto.

“Restructuring” has the meaning assigned to it in the Recitals hereto.

“Rights Offering” has the meaning assigned to it in the Recitals hereto.

“Rights Offering Documents” means this Agreement and the Rights Offering Procedures.

“Rights Offering Procedures” means the procedures governing the Rights Offering, in form and substance reasonably acceptable to the Required Backstop Parties.

“RSA” has the meaning assigned to it in the Recitals hereto.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Solicitation” has the meaning assigned to it in the Recitals hereto.

“Subscription Account” has the meaning assigned to it in Section 2.1.3 hereto.

“Subscription Agent” means Epiq Corporate Restructuring, LLC, together with its affiliates and subcontractors.

~~“Subscription Amount” means the Purchase Price with respect to a Backstop Party’s purchase of First Lien Term Loans and New Common Shares pursuant to its exercise of Subscription Rights in the Rights Offering.~~

“Subscription Funding Date” has the meaning assigned to it in Section 2.2.1 hereto.

“Subscription Rights” means those certain rights to purchase pursuant to the Rights Offering, at the Purchase Price, First Lien Term Loans and New Common Shares, which rights the reorganized Company will issue to eligible participants pursuant to the Plan.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, joint venture or other legal entity as to which such Person (either alone or through or together with any other Subsidiary or Affiliate), (a) owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, (b) has the power to elect a majority of the board of directors or similar governing body thereof or (c) has the power to direct, or otherwise control, the business and policies thereof by contract, equity ownership or otherwise.

“Takeover Statute” means any restrictions contained in any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation.

X.	2. THE BACKSTOP COMMITMENT

2.1	Backstop Commitment.

2.1.1

New Common Shares. The Rights Offering will be made, and the New Common Shares will be issued and sold, in reliance on the exemption from registration provided by section 4(a)(2) and Regulation D of the Securities Act or another available exemption from registration under the Securities Act, and, in each case, the Disclosure Statement, Confirmation Order and Plan shall include a statement to such effect.

2.1.2	The Rights Offering and the Backstop Purchase Obligation.

(a)

On and subject to the terms and conditions hereof and the Rights Offering Procedures, each Backstop Party agrees, severally and not jointly, ~~to (i) fully~~not to exercise ~~all~~, and not to permit any of its controlled Affiliates to exercise, any Subscription Rights ~~that are properly issued to it and its Designated Affiliates~~ pursuant to the Rights Offering~~, (ii) duly purchase at the Purchase Price all First Lien Term Loans and New Common Shares issuable to it pursuant to such exercise, and (iii) complete, duly execute, and submit a subscription exercise form and any other documentation required pursuant to the Rights Offering Procedures and the Plan in connection therewith~~.

(b)

On and subject to the terms and conditions hereof, each Backstop Party agrees, severally and not jointly, to purchase, at the Purchase Price, (i) Remaining First Lien Term Loans in an aggregate principal amount equal to such Backstop Party’s Backstop Percentage of the Remaining First Lien Term Loans, and (ii) a number of Remaining New Common Shares equal to its Backstop Percentage of the Remaining New Common Shares (the “Backstop Purchase”; and such Backstop Party’s obligation to make the Backstop Purchase, its “Backstop Purchase Obligation”).

(c)

Notwithstanding anything to the contrary in this Agreement, in no event shall any Backstop Party be required to purchase ~~First Lien Term Loans, New Common Shares,~~ Remaining First Lien Term Loans~~,~~ and Remaining New Common Shares for an aggregate Purchase Price in excess of such Backstop Party’s Backstop Commitment.

2.1.3

Backstop Notice. On or before the fifth (5th) Business Day after the Offering Deadline, the Company shall cause the Subscription Agent to notify each Backstop Party in writing (the “Backstop Notice”) as to: (a) the Remaining First Lien Term Loans and Remaining New Common Shares; (b) the Purchase Price required to be paid pursuant to such Backstop Party’s consequent Backstop Purchase Obligation~~;~~ (~~c)~~ such Backstop ~~Party’s Subscription Amount and Backstop Amount (collectively, such Backstop~~ Party’s “Funding Amount”); and (~~d~~c) the account information (including wiring instructions) for the account to which such Backstop Party shall deliver and pay the Funding Amount, which account may be an escrow account and the Funding Amount (the “Subscription Account”).

2.2	Escrow; Closing.

2.2.1

Escrow. No later than two (2) Business Days prior to the Effective Date (such date, the “Subscription Funding Date”), each Backstop Party shall deliver and pay its Funding Amount by wire transfer of immediately available funds in U.S. dollars into the Subscription Account in satisfaction of such Backstop Party’s purchase obligations under this Agreement.

2.2.2

Closing. (a) Subject to Article VI, the closing of the transactions contemplated hereby (the “Closing”) shall take places at the offices of Porter Hedges LLP, 1000 Main Street, 36th Floor, Houston, Texas 77002, at 5:00 p.m., New York City time, on the Effective Date contemporaneously with the substantial consummation of the Plan.

(b)	At the Closing, the funds held in the Subscription Account shall be released to the Company.

(c)

At the Closing, issuance of the applicable portion of the Remaining First Lien Term Loans and Remaining New Common Shares will be made by the reorganized Company to each Backstop Party against payment of such Backstop Party’s Funding Amount, in satisfaction of such Backstop Party’s purchase obligations pursuant to ~~the Rights Offering and~~ this Agreement.

2.2.3

Premium. Subject to Section 2.4, the Company Parties, jointly and severally, hereby agree to pay each Backstop Party its pro rata share (based on such Backstop Party’s Backstop Commitment) of the Backstop Commitment Premium, which premium shall be deemed earned upon the effective date of this Agreement and payable upon the earlier of (a) the Effective Date and (b) termination of this Agreement under the circumstances set forth in Section 8.10.4.

2.2.4

Certain Tax Matters. All Parties hereto agree to treat the transactions contemplated by this Agreement as follows for U.S. federal income tax purposes: (a) the Backstop Purchase Obligation shall be treated as a put option; (b) the Backstop Commitment Premium herein shall be treated as remuneration to the Backstop Parties for agreeing to enter into such put option; (c) the calculation by the Company Parties or their agents regarding the amount of “original issue discount” within the meaning of Section 1273(a) of the Code, if any, with respect to the First Lien Term Loans, shall be as set forth by the Company Parties or their agents in accordance with applicable U.S. tax Law, Treasury regulations, and other applicable guidance, and will be available, after preparation, to the Backstop Party with respect to the First Lien Term Loans held by such Backstop Party, for any accrual period in which such Backstop Party held such First Lien Term Loans, promptly upon request, and (d) no Party shall take any position or action inconsistent with such treatment and/or characterization, except, in each case, to the extent otherwise required by applicable Law. This Section 2.2.4 is not an admission by any Backstop Party that it is subject to United States taxation.

2.2.5

Withholding. The Backstop Commitment Premium shall be issued free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings (except for any taxes, levies, imposts, deductions, charges or withholdings arising as a result of a Backstop Party’s failure to provide an IRS Form W-9 or appropriate IRS Form W-8, as applicable, upon reasonable request of the Company or the Subscription Agent), in each case applicable to the issuance thereof, and all liabilities with respect thereto (with appropriate gross up for withholding taxes as required by applicable Law).

2.3	Expense Reimbursement.

2.3.1

The Company Parties, jointly and severally, agree to pay or reimburse, to the extent not otherwise paid pursuant to the RSA or in connection with the Chapter 11 Cases or another order of the Bankruptcy Court, all reasonable and documented accrued and unpaid fees, costs and out-of-pocket expenses of the Backstop Parties’ Professionals, incurred in connection with this Agreement, the RSA, and these Chapter 11 Cases, whether prior to, on, or after the date hereof through the Effective Date (the “Expense Reimbursement”). The Company Parties shall pay the Expense Reimbursement on the Effective Date with respect to all such reasonable and documented fees, costs, and out-of-pocket expenses for which invoices or receipts are forwarded to the Company by the Backstop Parties at least one (1) Business Day prior to the Effective Date. Subject to any procedures for the payment of such fees, costs, and out-of-pocket expenses required by any cash collateral order, the Company Parties shall also pay the Expense Reimbursement on a regular, continuing basis when due in accordance with any applicable engagement letters or within ten (10) Business Days of demand (without the requirement or Court review or further Court order unless the Company has objected to the reasonableness of such fees, costs, and out-of-pocket expenses). Any dispute regarding the reasonableness of the Backstop Parties’ Professionals’ fees or the payment of the Expense Reimbursement shall be resolved by the Bankruptcy Court.

2.4	Funding Default.

2.4.1

Upon the occurrence of a Funding Default, the Backstop Parties (other than any Defaulting Backstop Party) shall have the right, but not the obligation, within five (5) Business Days after receipt of written notice from the Company to all Backstop Parties (other than any Defaulting Backstop Party) of such Funding Default, which notice shall be given promptly following the occurrence of such Funding Default and to all Backstop Parties (other than any Defaulting Backstop Party) substantially concurrently (such five (5) Business Day period, the “Replacement Period”), to elect, by written notice to the Company, to purchase all or any portion of the Remaining New Common Shares and Remaining First Lien Term Loans not purchased as a result of such Funding Default (any such purchase, a “Replacement Purchase”) on the terms and subject to the conditions set forth in this Agreement and in such amounts as may be agreed upon by all of the Backstop Parties (other than any Defaulting Backstop Party) that elect to purchase all or any portion of the Remaining New Common Shares and Remaining First Lien Term Loans attributable to such Defaulting Backstop Party, or, if no such agreement is reached by the date upon which the Replacement Period expires, based upon each such electing Backstop Party’s Backstop Percentage of the aggregate number of Remaining New Common Shares and Remaining First Lien Term Loans that have not been purchased as a result of such Funding Default (such Backstop Parties, the “Replacing Backstop Parties”). The purchase price paid by any Replacing Backstop Party in connection with a Replacement Purchase shall be equal to the applicable Purchase Price. Within five (5) Business Days from delivery of written notice of a Funding Default, electing Backstop Parties will fund the Subscription Account with the additional Purchase Price with respect to the Replacement Purchase.

2.4.2

If a Backstop Party is a Defaulting Backstop Party, it shall not be entitled to any Backstop Commitment Premium hereunder and the aggregate Backstop Commitment Premium shall be reduced ratably upon a Funding Default based on the Defaulting Backstop Party’s Backstop Percentage; provided, that if a Replacement Purchase sufficient to cure all or a portion of the Funding Default occurs, the Backstop Commitment Premium shall only be ratably reduced to the extent of the uncured Funding Default, and such amount that would have otherwise been reduced shall be paid to the Replacing Backstop Parties, as applicable.

2.4.3

Other than as set forth in Section 2.4.1, nothing in this Agreement shall require any Backstop Party to purchase more Remaining First Lien Term Loans and Remaining New Common Shares than its Backstop Purchase Obligation.

2.4.4

Notwithstanding anything to the contrary set forth in Section 8.12 but subject to Section 8.14, no provision of this Agreement shall relieve any Defaulting Backstop Party from liability hereunder, or limit the availability of the remedies set forth in Section 8.15 or otherwise available to the non-defaulting parties hereto, in connection with any such Backstop Party’s Funding Default.

XI.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY Except (a) as set forth in the corresponding section of the Company Disclosure Schedule or (b) as disclosed in the Company Information and publicly available on the SEC’s website prior to the date hereof, the Company, on behalf of itself and each of the Company Parties, as applicable, hereby represents and warrants to each of the Backstop Parties, in their capacities as Backstop Parties, as of the date hereof, as follows:

3.1	Organization. Each Company Party:

3.1.1

is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, except where any such failure to be duly organized, validly existing and in good standing, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;

3.1.2

has all corporate power and authority to own and operate its properties, to lease the property it operates under lease and to conduct its business, except where any such failure to so own, operate, lease or conduct, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

3.2

Due Authorization, Execution and Delivery; Enforceability. Each Company Party has the requisite corporate power and authority to enter into, execute and deliver this Agreement and, subject to the entry of the Approval Order and the Confirmation Order, to perform its obligations hereunder, and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement. Subject to the entry of the Approval Order and the Confirmation Order, assuming due and valid execution and delivery by the other Parties, this Agreement constitutes the legally valid and binding obligation of each Company Party, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar Laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

3.3	Authorized and Issued Equity Interests.

3.3.1

On the Effective Date, (i) the outstanding equity interests in the Company will consist solely of the New Common Shares issued under the Plan, the New Common Shares issued under the Rights Offering and to the Backstop Parties in accordance with this Agreement, the New Common Shares issued on account of the Backstop Commitment Premium, and any New Common Shares issued or issuable under the MIP upon exercise of options and other rights to purchase or acquire New Common Shares thereunder, (ii) no New Common Shares will be held by the Company in its treasury, and, (iii) except as may otherwise be provided under the MIP, no New Common Shares will be reserved for issuance upon exercise of options and other rights to purchase or acquire New Common Shares.

3.3.2

As of the Effective Date, the New Common Shares, when issued, will be duly and validly issued and outstanding and will be fully paid and non-assessable. As of the Effective Date, the Company shall have the ability to issue sufficient New Common Shares to consummate the transactions contemplated under this Agreement, the RSA and the Plan.

3.3.3

Except as set forth in this Section 3.3, as of the Effective Date, no shares or other equity interests or voting interests in the Company will have been issued, reserved for issuance or be outstanding.

3.4

Consents. Subject to the entry of the Approval Order and the Confirmation Order and the filing of the applicable Governance Documents (as defined in the RSA) with the Delaware Secretary of State prior to or on the Effective Date, none of the execution, delivery or performance of this Agreement by the Company Parties, including the issuance of the New Common Shares and the entry into and borrowing under the First Lien Exit Facility by the Company and the other Company Parties party thereto, will require any consent of, authorization by, exemption from, filing with, or notice to any governmental entity having jurisdiction over the Company Parties, other than such consents, authorizations, exemptions, filings or notices as may be required under state securities or “Blue Sky” Laws in connection with the transactions contemplated by this Agreement and the Rights Offering or those the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

3.5

No Conflicts. Assuming the consents described in Section 3.4 are obtained, except for entry of the Confirmation Order, and subject to the occurrence of the Effective Date, the execution, delivery and performance of this Agreement by the Company, including the issuance of the New Common Shares and the entry into and borrowing under the First Lien Exit Facility and the consummation of the transactions contemplated hereunder, will not (a) conflict with or result in any breach of any provision of any Company Party’s certificate of incorporation, by-laws or equivalent governing documents as in effect on the Effective Date, (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination or, except to the extent specified in the Plan, acceleration or cancellation under any Material Contract, lease, mortgage, license, indenture, instrument or any other material agreement or contract to which any Company Party is a party or by which any Company Party’s properties or assets are bound as in effect on the Effective Date after giving effect to the Plan, or (c) result in a violation of any Law, rule, regulation, order, judgment or decree (including, without limitation, federal and state securities Laws and regulations) applicable to any Company Party or by which any Company Party’s properties or assets will be bound or affected, except in the case of clauses (b) and (c), as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.6

Company Information. Since February 8, 2020, the Company has timely filed all required Company Information with the SEC. The Disclosure Statement as filed with the Bankruptcy Court will contain “adequate information,” as such term in defined in section 1125 of the Bankruptcy Code, and will otherwise comply in all material respects with section 1125 of the Bankruptcy Code.

3.7	Absence of Certain Changes. No event has occurred or exists that constitutes, individually or in the aggregate, a Material Adverse Effect.

3.8

No Violation; Compliance with Laws. (a) The Company is not in violation of its charter or by-laws in any material respect, and (b) no other Company Party is in violation of its respective charter or by-laws, certificate of formation or limited liability company operating agreement or similar organizational document in any material respect. None of the Company Parties is or has been at any time since January 1, 2018 deemed to be in violation of any Law or order, except for any such violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.9

Legal Proceedings. Other than the Chapter 11 Cases and any adversary proceedings or contested motions commenced in connection therewith, as of the date hereof, there are no legal, governmental, administrative, judicial or regulatory investigations, audits, actions, suits, claims, arbitrations, demands, demand letters, claims, notices of noncompliance or violations, or proceedings (“Legal Proceedings”) pending or, to the Knowledge of the Company Parties, threatened to which any of the Company Parties is a party or to which any property of the Company Parties is subject, in each case that (a) in any manner draws into question the validity or enforceability of this Agreement, the Definitive Documents or the Restructuring or (b) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.10

No Unlawful Payments. Since January 1, 2018, none of the Company Parties nor, to the Knowledge of the Company Parties, any of their respective directors, officers or employees acting on behalf of any Company Party with the express authority to do such act has in any material respect: (a) used any funds of any of the Company Parties for any unlawful contribution, gift, entertainment or other unlawful expense, in each case relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other applicable statute, regulation, order or measure prohibiting bribery and corruption in any relevant jurisdiction; or (d) made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

3.11

Compliance with Money Laundering Laws. The operations of the Company Parties are and, since January 1, 2018, have been at all times, conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, the money laundering statutes of all jurisdictions in which the Company Parties operate (and the rules and regulations promulgated thereunder) and any related or similar Laws (collectively, the “Money Laundering Laws”) and, as of the date hereof, no material Legal Proceeding by or before any governmental entity or any arbitrator involving any of the Company Parties with respect to Money Laundering Laws is pending or, to the Knowledge of the Company Parties, threatened.

3.12

No Broker’s Fees. None of the Company Parties is a party to any contract with any Person (other than this Agreement) that would give rise to a valid claim against the Backstop Parties for a brokerage commission, finder’s fee or like payment in connection with the Rights Offering.

3.13

Investment Company Act. The Company Parties are not and, after giving effect to the Rights Offering and the application of the proceeds thereof as described in the Definitive Documents, will not be subject to registration and regulation as an “investment company” as such term is defined in the Investment Company Act.

3.14	Takeover Statutes. No Takeover Statute is applicable to this Agreement, the Backstop Purchase and the other transactions contemplated by this Agreement.

3.15

Arm’s-Length. The Company Parties acknowledge and agree that (a) each of the Backstop Parties is acting solely in the capacity of an arm’s-length contractual counterparty to the Company Parties with respect to the transactions contemplated hereby (including in connection with determining the terms of the Rights Offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other Company Party or any of their Affiliates (other than such Backstop Party) and (b) no Backstop Party is advising the Company or any other Company Party or any of their Affiliates as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.

3.16	Title to Real Property.

3.16.1

Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company Parties have good and defensible title to all of their real properties and good title to all their personal properties, in each case, free and clear of all Liens except Liens permitted under the Prepetition Credit Agreement, the Prepetition Term Loan Agreement and the Prepetition Indenture.

3.16.2

Each Company Party is in compliance with all obligations under all material real property leases to which it is a party (“Leased Real Property”), except where the failure to comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and all such material real property leases are in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Company Parties enjoys peaceful and undisturbed possession under all such material leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.17

No Undisclosed Relationships. Other than contracts or other direct or indirect relationships between or among the Company Parties, there are no contracts or other direct or indirect relationships (a “Related Party Agreement”) existing as of the date hereof between or among the Company or any of its Subsidiaries, on the one hand, and any director, officer or greater than five percent (5%) stockholder of any Company Party on the other hand, that is required by the Exchange Act to be described in the Company Information and that is not so described, except for the transactions contemplated by this Agreement. Any Related Party Agreement existing as of the date hereof is described in the Company Information or the Definitive Documents.

3.18

Licenses and Permits. Each Company Party possesses or has access to all licenses, certificates, permits and other authorizations issued by, and has made all declarations and filings with, the appropriate governmental entities that are necessary for the ownership or lease of its respective properties and the conduct of its business, except where the failure to possess, make or give the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No Company Party (a) has received notice of any revocation or modification of any such license, certificate, permit or authorization or (b) has reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, in each case except to the extent that any of the foregoing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.19

Environmental. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since January 1, 2018: (a) no written notice, claim, demand, request for information, order, complaint or penalty has been received by any Company Party and there are no judicial, administrative or other actions, suits or proceedings pending or, to the Knowledge of the Company Parties, threatened in each case which allege a violation of liability under any Environmental Laws, in each case relating to any Company Party and that have not been settled or resolved, (b) each Company Party has all environmental permits, licenses and other approvals, and has maintained all financial assurances, necessary for its operations to comply with all applicable Environmental Laws and is, and during the term of all applicable statutes of limitation, has been, in compliance with the terms of such permits, licenses and other approvals and with all other applicable Environmental Laws, (c) to the Knowledge of the Company Parties, since January 1, 2018, no Hazardous Material has been released at, on or under any property currently owned, operated or leased by any Company Party in a manner or circumstance or condition that would reasonably be expected to give rise to any cost, liability or obligation of any Company Party under any Environmental Laws, (d) to the Knowledge of the Company Parties, since January 1, 2018, no Hazardous Material has been generated, owned, treated, stored, handled or controlled by any Company Party or transported by any Company Party to or released by any Company Party at any location in a manner that would reasonably be expected to give rise to any cost, liability or obligation of any Company Party under any Environmental Laws, (e) except for leases of the Leased Real Property, there are no written agreements in which any Company Party has expressly assumed or undertaken responsibility for any known or reasonably likely liability or obligation of any other Person arising under or relating to Environmental Laws, which in any such case has not been filed or posted by the Company as Company Information or made available to the Backstop Parties prior to the date hereof, and (f) to the Knowledge of the Company Parties, no Company Party has entered into any consent decree, settlement or other agreement with any governmental entity or is subject to any order issued by any governmental entity relating to any Environmental Laws or Hazardous Materials.

3.20	Tax Matters.

3.20.1

Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company Parties, (a) each of the Company Parties has filed or caused to be filed (taking into account any applicable extension of time within which to file) all U.S. federal, state, provincial, local and non-U.S. tax returns required to have been filed by it in all jurisdictions in which such tax returns are required to be filed and (b) each such tax return is true, correct and complete in all material respects;

3.20.2

Each of the Company Parties has timely paid or caused to be timely paid all material taxes required to be paid by it (whether or not shown on any tax returns) or made adequate provision (to the extent required in accordance with GAAP) for the payment thereof (except (i) taxes that are being contested in good faith or (ii) taxes the non-payment thereof is permitted or required by the Bankruptcy Code);

3.20.3

As of the date hereof, with respect to the Company Parties, other than in connection with the Chapter 11 Cases and other than taxes or assessments that are being contested in good faith or are not expected to result in material negative adjustments to the Company Parties taken as a whole, (a) there are no claims being asserted in writing with respect to any taxes, (b) no presently effective waivers, agreements or extensions of statutes of limitations with respect to taxes have been given or requested, (c) no tax returns are being examined by, and no written notification of intention to examine a tax return has been received from, the Internal Revenue Service or any other governmental entity charged with the administration and collection of taxes and (d) no power of attorney in respect of any tax matter is currently in force; and

3.20.4

Each Company Party has complied in all material respects with all applicable Laws relating to the payment and withholding of taxes and has duly and timely withheld from employee salaries, wages, and other compensation and have paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable Laws, and have complied in all material respects with all tax information reporting provisions under all applicable Laws. No written claim has been made by any taxing authority in a jurisdiction where any Company Party does not file tax returns that they are or may be subject to taxation by that jurisdiction.

3.21	Employee Benefit Plans.

3.21.1

Except for the filing and pendency of the Chapter 11 Cases or otherwise as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) all employee benefit plans of the Company Parties (the “Company Plans”, each of them a “Company Plan”) comply in form and in operation in all material respects with their terms and with all applicable Laws; and (b) no Company Party, nor any ERISA Affiliate of a Company Party, in the four (4) years preceding the date hereof has contributed to, or incurred any liability or obligation with respect to, any employee benefit plan subject to Title IV of ERISA.

3.21.2

Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no pending, or to the Knowledge of the Company Parties, threatened claims, sanctions, actions or lawsuits, asserted or instituted against any Company Plan or any Person as fiduciary or sponsor of any Company Plan, in each case other than claims for benefits in the normal course.

3.21.3

Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) all other compensation and benefit arrangements of the Company Parties comply and have complied in both form and operation with their terms and all applicable Laws and legal requirements, and (b) no Company Party could reasonably be expected to have any obligation to provide any individual with a “gross up” or similar payment in respect of any taxes that may become payable under section 409A or 4999 of the Internal Revenue Code.

3.21.4

Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are (a) no labor disputes against the Company Parties, or, to the Knowledge of the Company Parties, threatened against any Company Party, and (b) no claims of unfair labor practices, charges or grievances pending against any Company Party, or to the Knowledge of the Company Parties, threatened against any of them by any Person.

3.21.5

Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each Company Party has complied and is currently in compliance with all Laws and legal requirements in respect of personnel, employment and employment practices, (b) all service providers of the Company Parties are correctly classified as employees, independent contractors, or otherwise for all purposes (including any applicable tax and employment policies or Law), and (c) the Company Parties have not and are not engaged in any unfair labor practice.

3.21.6

Except in connection with the ~~Bankruptcy Proceeding~~Chapter 11 Cases or in the ordinary course of business or as required by applicable Law, no Company Party has any plan, contract or commitment, whether legally binding or not, to create any new employee benefit or compensation plans, policies or arrangements for any employee of the Company Parties or, except as may be required by applicable Laws, to modify any Company Plans.

3.21.7

Except as would not reasonably be expected to have a Material Adverse Effect, no Company Party or ERISA Affiliate has withdrawn from a Multiemployer Plan in a “complete withdrawal” or a “partial withdrawal” as defined in Sections 4203 and 4205 of ERISA, respectively, so as to result in an unsatisfied Liability (including the obligations pursuant to an agreement entered into in accordance with Section 4204 of ERISA) of such Company Party or ERISA Affiliate.

3.22

Internal Control Over Financial Reporting. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company has established and maintains a system of internal control over financial reporting that has been designed to provide reasonable assurances regarding the reliability of financial reporting (within the meaning of Rules 13(a)-15(f) and 15(d) – 15(f) under the Exchange Act) and the preparation of financial statements for external purposes in accordance with GAAP. To the Knowledge of the Company, there are no material weaknesses in the Company’s internal control over financial reporting as of the date hereof.

3.23

Disclosure Controls and Procedures. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company maintains disclosure controls and procedures designed to ensure that information required to be disclosed by the Company under the Exchange Act in its Company Information is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including information that is accumulated and communicated to management of the Company as appropriate to allow timely decisions regarding required disclosure.

3.24

Material Contracts. Other than as a result of the Chapter 11 Cases, all Material Contracts are valid, binding and enforceable by and against the Company Parties that are party thereto and, to the Knowledge of the Company Parties, each other party thereto (except where the failure to be valid, binding or enforceable would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect), and since December 31, 2019, no written notice to terminate, in whole or part, any Material Contract has been delivered to any Company Party (except where such termination would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect). No Company Party nor, to the Knowledge of the Company Parties, any other party to any Material Contract, is in material default or breach under the terms thereof, in each case, except for such instances of material default or breach that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.25

Insurance. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) the Company Parties have insured their properties and assets against such risks and in such amounts as are customary for companies engaged in similar businesses; (b) all premiums due and payable in respect of material insurance policies maintained by the Company Parties have been paid; (c) the Company reasonably believes that the insurance maintained by or on behalf of the Company Parties is adequate in all material respects; and (d) as of the date hereof, to the Knowledge of the Company, no Company Party has received notice from any insurer or agent of such insurer with respect to any material insurance policies of any Company Party of cancellation or termination of such policies, other than such notices which are received in the ordinary course of business or for policies that have expired in accordance with their terms.

3.26	Intellectual Property.

3.26.1

Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) each Company Party exclusively owns and possesses the entire right, title and interest in and to all applications or registrations for Intellectual Property owned by or registered to any Company Party (the “Registered IP”), free and clear of all encumbrances and licenses; (b) the material Registered IP is subsisting and, to the Knowledge of the Company Parties, valid and enforceable; and (c) the Company Parties have taken reasonable steps under the circumstances to preserve, maintain and protect all material Owned IP.

3.26.2

Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, no Person possesses any Intellectual Property that materially restricts the use or registration anywhere in the world by the Company Parties of any material Mark used in the Company Parties’ respective businesses (other than Marks licensed from a third Person to the Company Parties pursuant to a Material Contract, but including any Marks constituting Registered IP). No Person possesses any Intellectual Property sufficient to successfully cancel or otherwise invalidate any such Mark on grounds of prior use, registration, fraud, lack of distinctiveness, or other defects or circumstances.

3.26.3

Since January 1, 2018, there are no and there have not been any material Legal Proceedings pending or threatened in writing against or affecting any Company Party asserting or relating to (a) any material invalidity, misuse, misappropriation or unenforceability of or challenging the ownership or scope of any of the Owned IP, or (b) any material infringement, dilution, or misappropriation by, or conflict with, any Person with respect to any Intellectual Property (including any material demand or request that a Company Party license any rights from any Person). To the Knowledge of the Company Parties, none of the Company Parties or the conduct of any of their respective businesses (including any manufacture, marketing, distribution, importation, offer for sale, sale, or use of any of their respective products) has materially infringed, misappropriated, diluted, or conflicted with, or does materially infringe, misappropriate, dilute, or conflict with, any Intellectual Property of any other Person. To the Knowledge of the Company Parties, no material Owned IP has been infringed, misappropriated, diluted, or conflicted by any other Person.

3.26.4

The Company Parties uses commercially reasonable efforts to protect the confidentiality, integrity and security of the systems and all information stored or contained therein or transmitted thereby from any unauthorized use, access, interruption or modification by third parties. The Company Parties have taken commercially reasonable precautions to ensure that all material systems (a) are fully functional and operate and run in a reasonable and efficient business manner and (b) conform in all material respects to the specifications and purposes thereof. The Company Parties have an adequate disaster recovery and business continuity plan in place with respect to the material systems and have adequately tested such plan for effectiveness in all material respects. Since January 1, 2018, there have not been any malfunctions, breakdowns, unplanned downtime, service interruptions, or continued substandard performance with respect to material systems that have disrupted the business of any Company Party that have not been remedied or replaced in all material respects. To the Knowledge of the Company Parties, there have been no actual or alleged security breaches or unauthorized use, access or intrusions, of any system or any personal information, payment card information, data, or any other such information (including data of any customer of any Company Party) used, collected, maintained, or stored by or on behalf of any Company Party (or any loss, destruction, compromise, or unauthorized disclosure thereof). The systems are adequate for the operation of the businesses of the Company Parties as currently conducted in all material respects.

XII.     4. REPRESENTATIONS AND WARRANTIES OF EACH BACKSTOP PARTY

Each Backstop Party hereby severally and not jointly represents and warrants, on its own behalf and in its capacity as investment manager for its managed funds and accounts party hereto, to the Company as of the date of this Agreement:

4.1	Organization. Such Backstop Party is duly organized, validly existing and in good standing (or equivalent thereof) under the Laws of the jurisdiction of its organization.

4.2

Due Authorization. Such Backstop Party has the requisite power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary action required for the due authorization, execution, delivery and performance by it of this Agreement.

4.3

Due Execution; Enforceability. This Agreement has been duly and validly executed and delivered by such Backstop Party and constitutes its legally valid and binding obligation, enforceable against it in accordance with its terms.

4.4

No Registration Under the Securities Act; Selling Restrictions. Such Backstop Party acknowledges that the New Common Shares to be purchased by it, or to be issued to it in respect of the Backstop Commitment Premium, in each case, pursuant to the terms of this Agreement have not been registered under the Securities Act by reason of specific exemptions and the Company is relying on the truth and accuracy of, and such Backstop Party’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Backstop Party set forth herein. Such Backstop Party understands and agrees that it will not offer, resell, pledge or otherwise transfer the New Common Shares unless the New Common Shares are offered, resold, pledged or otherwise transferred in accordance with any applicable securities Laws of the United States or any state thereof. Such Backstop Party has not engaged and will not engage in “general solicitation” or “general advertising” (each within the meaning of Regulation D of the Securities Act) of or to investors with respect to offers or sales of the Backstop Commitment and any New Common Shares issued to such Backstop Party in satisfaction of the Backstop Commitment Premium, in each case under circumstances that would cause the offering or issuance of the Backstop Commitment or the New Common Shares issued in satisfaction of the Backstop Commitment Premium under this Agreement not to be exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act, the provisions of Regulation D or any other applicable exemption to the extent that such shares are issued in reliance on Section 4(a)(2) of the Securities Act.

4.5

Acquisition for Investment. The New Common Shares are being acquired under this Agreement by such Backstop Party in good faith solely for its own account or accounts or funds over which it holds voting discretion, for investment and not with a view toward, or for resale in connection with, distribution within the meaning of the Securities Act.

4.6

No Conflicts. The execution, delivery, and, subject to the terms and conditions of this Agreement, performance by such Backstop Party of this Agreement and the consummation of the transactions contemplated hereunder, do not and will not (a) violate any provision of the organizational documents of such Backstop Party or (b) conflict with or violate any Law or order applicable to such Backstop Party or any of its respective assets or properties, except for any such conflict, violation, breach or default that would, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the ability of the Backstop Parties to timely consummate the transactions contemplated by this Agreement.

4.7

Consents and Approvals. Other than as may be required in compliance with (i) the HSR Act, and (ii) other Antitrust Laws, if applicable, no consent, approval, order, authorization, filing, notice, registration or qualification of or with any court or governmental authority or body having jurisdiction over such Backstop Party is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

4.8

Investor Representation. It is either (a) a “qualified institutional buyer” as such term is defined in Rule 144A of the Securities Act or an “accredited investor” as such term is defined in Rule 501 of Regulation D of the Securities Act or (b) is a non-US Person within the meaning of Regulation S under the Securities Act located outside the United States.

4.9

Investment Experience. It has substantial experience in evaluating and investing in securities and acknowledges that it is capable of evaluating the merits and risks of, and can bear the economic risk of entering into, the transactions contemplated by this Agreement, including investment in the New Common Shares, and that such Backstop Party’s financial condition and investments are such that it is in a financial position to bear the economic risk of and withstand a complete loss of such investment.

4.10	Sufficiency of Funds. As of the Subscription Funding Date, such Backstop Party shall have available funds sufficient to pay its Funding Amount.

4.11

Ownership. (a) As of the date hereof, such Backstop Party and its Affiliates are, collectively, the beneficial owner of, or the investment advisor or manager for the beneficial owner of, (i) the aggregate principal amount of ~~Convertible Notes set forth opposite such Backstop Party’s name under the column “Face Amount of Convertible Notes Held” on Schedule 1 attached hereto, (ii) the aggregate principal amount of~~ Prepetition Credit Agreement Advances set forth opposite such Backstop Party’s name under the column “Principal Amount of Prepetition Credit Agreement Advances Held” on Schedule 1 attached hereto and (~~iii~~ii) the aggregate principal amount of Prepetition Term Loan Advances set forth opposite such Backstop Party’s name under the column “Principal Amount of Prepetition Term Loan Advances Held” on Schedule 1 attached hereto.

(b) As of the date hereof, such Backstop Party or its applicable Affiliates has the full power to vote, dispose of and compromise at least the aggregate principal amount of (i) the aggregate principal amount of ~~Convertible Notes set forth opposite such Backstop Party’s name under the column “Face Amount of Convertible Notes Held” on Schedule 1 attached hereto, (ii) the aggregate principal amount of~~ Prepetition Credit Agreement Advances set forth opposite such Backstop Party’s name under the column “Principal Amount of Prepetition Credit Agreement Advances Held” on Schedule 1 attached hereto and (~~iii~~ii) the aggregate principal amount of Prepetition Term Loan Advances set forth opposite such Backstop Party’s name under the column “Principal Amount of Prepetition Term Loan Advances Held” on Schedule 1 attached hereto.

(c) Such Backstop Party has not entered into any contract to transfer, in whole or in part, any portion of its right, title or interest in such ~~Convertible Notes,~~ Prepetition Credit Agreement Advances~~,~~ and Prepetition Term Loan Advances where such transfer would prohibit such Backstop Party from complying with the terms of this Agreement or the RSA.

4.12

Legal Proceedings. There are no Legal Proceedings pending or, to the knowledge of such Backstop Party, threatened to which such Backstop Party or any of its Subsidiaries is a party or to which any property of such Backstop Party or any of its Subsidiaries is the subject, in each case that will (or would be reasonably likely to) prohibit, delay or adversely impact such Backstop Party’s timely performance of its obligations under this Agreement.

4.13

No Broker’s Fee. Neither such Backstop Party nor any of its Affiliates is a party to any contract with any Person (other than this Agreement) that would give rise to a valid claim against the Company for a brokerage commission, finder’s fee or like payment in connection with the Rights Offering or the sale of the Remaining New Common Shares and Remaining First Lien Term Loans.

4.14	Independent Investigation.

(a) Such Backstop Party has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company Parties, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company Parties for such purpose.

(b) Such Backstop Party acknowledges and agrees that (i) none of the Company Parties, nor any other Person on behalf of the Company Parties has made any representation or warranty, expressed or implied, as to the Company Parties, or the accuracy or completeness of any information regarding the Company Parties furnished or made available to such Backstop Party and its representatives, or any other matter related to the transactions contemplated herein, except as expressly set forth in this Agreement and the RSA, (ii) such Backstop Party has not relied on any representation or warranty from the Company Parties or any other Person on behalf of the Company Parties in determining to enter into this Agreement, except as expressly set forth in this Agreement and the RSA, and (iii) none of the Company Parties or any other Person acting on behalf of the Company Parties shall have any liability to such Backstop Party or any other Person with respect to any projections, forecasts, estimates, plans or budgets of future revenue, expenses or expenditures, future results of operations, future cash flows or the future financial condition of the Company Parties or the future business, operations or affairs of the Company Parties, except as set forth in this Agreement and the RSA.

XIII.	5. COVENANTS

5.1

Conduct of Business. Except as expressly set forth in this Agreement or as otherwise contemplated by the RSA, Disclosure Statement and the Plan, the Definitive Documents or with the prior written consent of the Required Backstop Parties or as reasonably necessary to comply with COVID-19 Measures, protect the health and safety of the Company Parties’ or their subsidiaries’ employees and other persons having business dealings with the Company Parties or their subsidiaries, and respond to third-party supply or service disruptions caused by COVID-19, during the period from the date of this Agreement to the earlier of the Effective Date and the date on which this Agreement is terminated in accordance with its terms, (a) the Company Parties shall carry on their business in the ordinary course and use their commercially reasonable efforts to: (i) preserve intact their current business and business organizations in all material respects, (ii) preserve their material relationships with customers, sales representatives, suppliers, licensors, licensees, distributors and others having material business dealings with any of the Company Parties in connection with their business, (iii) file or post Company Information within the time periods required under the Exchange Act, or reasonably promptly thereafter, in each case in accordance with ordinary course practices, (iv) maintain their physical assets, properties and facilities in all material respects in their current working order, condition and repair as of the date hereof, ordinary wear and tear excepted, (v) operate their businesses in compliance with all applicable laws, rules and regulations in all material respects, and (vi) maintain all insurance policies, or suitable replacements therefor, in full force and effect through the close of business on the Effective Date in all material respects, and (b) no Company Party shall: (i) sell, license to any Person, transfer, assign, abandon, subject to a security interest, or allow to lapse or expire any material Intellectual Property (other than expiration of any issued or registered Intellectual Property at the end of its respective maximum statutory term), (ii) enter into any transaction that is material to the Company Parties’ business other than (A) transactions in the ordinary course of business that are consistent with prior business practices of the Company Parties, and (B) transactions expressly contemplated by the RSA and the Plan or (iii) take or permit the taking of any action that would materially and adversely affect the tax position or tax attributes of the Company Parties following the Effective Date.

For the avoidance of doubt and without limiting the generality of the foregoing, the following shall be deemed to occur outside of the ordinary course of business of the Company Parties:

1.	material amendments of any Company Party’s certificate of incorporation or bylaws (or equivalent document);

2.	any new executive compensation or retention plans;

3.	any merger, consolidation, or liquidation of the Company or any of its subsidiaries;

4.	the payment by any Company Party of any dividend or distribution;

5.	any incurrence, repurchase, repayment, or refinancing of any debt for borrowed money by any Company Party;

6.	the making of any material investment or any acquisition or disposition of material assets, in each case by any Company Party; or

7.	any payment or agreement to pay any executive bonuses or retention payments.

5.2

Non-Disclosure of Holdings Information. The Company Parties shall not disclose publicly Schedule 1 to this Agreement or the holdings information of any Backstop Party as of the date hereof or any time hereafter; provided, that in connection with the Chapter 11 Cases, on or after the Petition Date, the Company Parties may file this Agreement with the Bankruptcy Court and the SEC, but shall redact Schedule 1 and any holdings information of any Backstop Party set forth in Schedule 1; provided, further, that the Company shall be permitted to disclose in connection with the Chapter 11 Cases, on or after the Petition Date, the aggregate principal amount of, and aggregate percentage of, the ~~Convertible Notes,~~ Prepetition Credit Agreement Advances~~,~~ and Prepetition Term Loan Advances held by the Backstop Parties, in each case, in the aggregate for all Backstop Parties.

5.3	Use of Proceeds. The Company will apply the proceeds from the Rights Offering for purposes identified in the Definitive Documents.

5.4

Blue Sky. The Company shall, on or before the Effective Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the New Common Shares to be issued pursuant to this Agreement, at the Effective Date, under applicable securities and “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall timely make all filings and reports relating to the offer and sale of the Remaining New Common Shares issued hereunder required under applicable securities and “Blue Sky” laws of the states of the United States following the Effective Date. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5.4.

5.5

Rights Offering and Restructuring; Milestones. The Company Parties shall conduct the Rights Offering in accordance with the Rights Offering Procedures and shall consummate the Restructuring in accordance with the Milestones. The Company shall use commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable in order to consummate the transactions contemplated by the Plan, the RSA, the Definitive Documents and this Agreement.

5.6

The New Common Shares. Subject to the entry of the Confirmation Order and the occurrence of the Effective Date, the New Common Shares, when issued, will be duly and validly issued and outstanding and will be fully paid and non-assessable. As of the Effective Date, the Company shall have the ability to issue sufficient New Common Shares to consummate the transaction contemplated under this Agreement, the RSA and the Plan.

5.7

Backstop Notice. The Company shall determine the aggregate amount of Remaining First Lien Term Loans, Remaining New Common Shares, and Purchase Price set forth in the Backstop Notice in good faith, and shall direct the Subscription Agent to provide such written backup relating to the calculation thereof as the Backstop Parties may reasonably request.

5.8

Facilitation. The Company shall use commercially reasonable efforts to, and cause each of the other Company Parties to, and each Backstop Party shall use commercially reasonable efforts to, support and take all actions necessary or reasonably requested by the Required Backstop Parties to facilitate the Solicitation, the Rights Offering, and confirmation and consummation of the Plan within the timeframes contemplated by the RSA.

5.9	Access to Information; Confidentiality.

5.9.1

Subject to applicable Law, COVID-19 Measures and Section 5.9.2, upon reasonable, prior written notice prior to the Effective Date, the Debtors shall afford the Backstop Parties and the Backstop Party Professionals upon request reasonable access, during normal business hours and without unreasonable disruption or interference with the business or operations of the Company Parties or any of their subsidiaries, to the Debtors’ properties, books, assets, contracts and records and, prior to the Effective Date, the Debtors shall furnish promptly to such parties all reasonable information concerning the Debtors’ business, properties and personnel as may reasonably be requested by any such party; provided that the foregoing shall not require the Company (i) to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company, would cause any of the Company Parties or any of their subsidiaries to violate any of their respective obligations with respect to confidentiality to a third party, (ii) to disclose any legally privileged information of any of the Company Parties or any of their subsidiaries, (iii) to violate any applicable Law or (iv) to permit any invasive environmental sampling. All requests for information and access made in accordance with this Section 5.9 shall be directed to the Company’s executive officers or any other entity or person identified by any of them in writing; provided, however, that the Backstop Parties may initiate communications with the Company’s officers, directors or management with the advance written consent of Porter Hedges LLP.

5.9.2

From and after the date hereof until the date that is one (1) year after the expiration of the Effective Date, each Backstop Party shall, and shall cause the Backstop Party Professionals to, (i) treat as confidential and not provide or disclose to any Person any documents or information received or otherwise obtained by such Backstop Party or the Backstop Party Professionals pursuant to Section 5.9.1 or in connection with a request for approval pursuant to Section 5.1 (except that provision or disclosure may be made to any Backstop Party Professional of such Backstop Party who needs to know such information for purposes of this Agreement and who agrees to observe the terms of this Section 5.9.2 (and such Backstop Party will remain liable for any breach of such terms by any such Backstop Party Professional)), and (ii) not use such documents or information for any purpose other than in connection with this Agreement or the transactions contemplated hereby or thereby. Notwithstanding the foregoing, the immediately preceding sentence shall not apply in respect of documents or information that (A) is now or subsequently becomes generally available to the public through no violation of this Section 5.9.2, (B) becomes available to a Backstop Party or the Backstop Party Professionals on a non-confidential basis, provided that such information was not furnished to such Backstop Party or Backstop Party Professional by a source known by it to be prohibited from disclosing such information by a contractual, legal or fiduciary obligation to the Company (including its advisors) or any other party with respect to such information, (C) becomes available to a Backstop Party or the Backstop Party Professionals through document production or discovery in connection with the Chapter 11 Cases or other judicial or administrative process, but subject to any confidentiality restrictions imposed by the Chapter 11 Cases or other such process, or (D) such Backstop Party or any Backstop Party Professionals thereof is required to disclose pursuant to applicable Law, rule, regulation, governmental or regulatory authority or stock exchange requirements, or by legal, judicial, administrative or regulatory process or pursuant to applicable Law or applicable securities exchange rules; provided, that, such Backstop Party or such Backstop Party Professional shall provide the Company with prompt written notice of such legal compulsion and cooperate with the Company to obtain a protective order or similar remedy to cause such information or documents not to be disclosed, including interposing all available objections thereto, at the Company’s sole cost and expense; provided, further, that, in the event that such protective order or other similar remedy is not obtained, the disclosing party shall furnish only that portion of such information or documents that is legally required to be disclosed and shall exercise its commercially reasonable efforts (at the Company Parties’ sole cost and expense) to obtain assurance that confidential treatment will be accorded such disclosed information or documents. The provisions of this Section 5.9.2 shall not apply to any Backstop Party or Backstop Party Professional that is or becomes a party to a confidentiality or non-disclosure agreement with the Company Parties, for so long as such agreement remains in full force and effect (including any amendments thereto).

5.10	Regulatory Approvals.

5.10.1

Each Party agrees to use reasonable best efforts to make all filings and to obtain all consents, approvals and authorizations required to be obtained from any governmental authority, in each case in order to consummate the transactions contemplated hereby, and to make effective the Plan and the Rights Offering Documents, including (i) if applicable, filing, or causing to be filed, the Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement with the Antitrust Division of the United States Department of

Justice and the United States Federal Trade Commission and any filings (or, if required by any Antitrust Authority, any drafts thereof) under any other Antitrust Laws that are necessary to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable after the commencement of the Rights Offering (and with respect to any filings required pursuant to the HSR Act, if any, no later than five (5) Business Days following the date of the commencement of the Rights Offering) and (ii) promptly furnishing any documents or information reasonably requested by any Antitrust Authority.

5.10.2

The Company and each Backstop Party subject to an obligation pursuant to the Antitrust Laws to notify any transaction contemplated by this Agreement, the Plan or the Rights Offering Documents that has notified the Company in writing of such obligation (each such Backstop Party, a “Filing Party”) agree to reasonably cooperate with each other as to the appropriate time of filing such notification and its content. The Company and each Filing Party shall, to the extent permitted by applicable Law: (i) promptly notify each other of, and if in writing, furnish each other with copies of (or, in the case of material oral communications, advise each other orally of) any material communications from or with an Antitrust Authority; (ii) not participate in any meeting with an Antitrust Authority unless it consults with each other Filing Party and the Company, as applicable, in advance and, to the extent permitted by the Antitrust Authority and applicable Law, give each other Filing Party and the Company, as applicable, a reasonable opportunity to attend and participate thereat; (iii) furnish each other Filing Party and the Company, as applicable, with copies of all material correspondence and communications between such Filing Party or the Company and the Antitrust Authority; (iv) furnish each other Filing Party with such necessary information and reasonable assistance as may be reasonably necessary in connection with the preparation of necessary filings or submission of information to the Antitrust Authority; and (v) not withdraw its filing, if any, under the HSR Act without the prior written consent of the Required Backstop Parties and the Company.

5.10.3

Should a Filing Party be subject to an obligation under the Antitrust Laws to jointly notify with one or more other Filing Parties (each, a “Joint Filing Party”) any transaction contemplated by this Agreement, the Plan or the Offering Documents, such Joint Filing Party shall promptly notify each other Joint Filing Party of, and if in writing, furnish each other Joint Filing Party with copies of (or, in the case of material oral communications, advise each other Joint Filing Party orally of) any communications from or with an Antitrust Authority.

5.10.4

The Company and each Filing Party shall use their commercially reasonable efforts to obtain all authorizations, approvals, consents, or clearances under any applicable Antitrust Laws or to cause the termination or expiration of all applicable waiting periods under any Antitrust Laws in connection with the transactions contemplated by this Agreement at the earliest possible date after the date of filing. The communications contemplated by this Section 5.10.4 may be made by the Company or a Filing Party on an outside counsel-only basis or subject to other agreed upon confidentiality safeguards.

5.11

Legend. Each certificate evidencing New Common Shares issued hereunder, and each certificate issued upon the transfer of any such shares, shall be stamped or otherwise imprinted with a legend (the “Legend”) in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [DATE OF ISSUANCE], HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.”

In the event that any such New Common Shares are uncertificated, such warrants or shares shall be subject to a restrictive notation substantially similar to the Legend in the stock ledger or other appropriate records maintained by the Company or agent and the term “Legend” shall include such restrictive notation.

XIV.	6. CONDITIONS TO THE BACKSTOP PARTIES’ CLOSING OBLIGATIONS

6.1

Conditions to the Backstop Parties’ Closing Obligations. The obligation of the Backstop Parties to consummate the Backstop Purchase shall be subject to the satisfaction of each of the following conditions on the Effective Date:

6.1.1	Certain Documents. Each of the First Lien Exit Facility, the Rights Offering Documents, and the other Definitive Documents are in form and substance acceptable to the Required Backstop Parties.

6.1.2	Agreements. The RSA shall not have been terminated.

6.1.3

Antitrust Approval. The expiration or termination of any waiting periods under the HSR Act and receipt of any clearances, approvals and consents required to be obtained under other Antitrust Laws, if applicable, with respect to the transactions contemplated by this Agreement.

6.1.4

Approval Order. The Bankruptcy Court shall have entered the Approval Order in form and substance acceptable to the Required Backstop Parties, and such order shall not be reversed, stayed, dismissed, vacated, reconsidered, modified or amended in any material respect (other than in accordance with the terms of this Agreement and the RSA).

6.1.5	Confirmation Order. The Bankruptcy Court shall have entered the Confirmation Order in form and substance acceptable to the Required Backstop Parties and such order shall have become a Final Order.

6.1.6

Plan. The Company and all of the other Company Parties shall have complied in all material respects with the terms of the Plan that are to be performed by the Company and the other Company Parties on or prior to the Effective Date, and the conditions to the occurrence of the Effective Date (other than the consummation of the Rights Offering and the Backstop Purchase) set forth in the Plan shall have been satisfied or waived in accordance with the terms of the Plan.

6.1.7

Expense Reimbursement; Backstop Commitment Premium. The Company shall have (i) paid the Expense Reimbursement in full in cash, or such amount shall be paid concurrently with the Effective Date, in each case, to the extent invoiced in accordance with the terms hereof, and (ii) paid the Backstop Commitment Premium in accordance with the terms hereof.

6.1.8	Rights Offering. The Rights Offering shall have been conducted, in all material respects, in accordance with this Agreement and the Rights Offering Documents.

6.1.9	Backstop Notice. The Backstop Parties shall have received the Backstop Notice in accordance with the terms of this Agreement.

6.1.10	Material Adverse Effect. There shall not have occurred a Material Adverse Effect.

6.1.11	Representations and Warranties.

(a)

The representations and warranties of the Company Parties contained in Section 3.1, Section 3.2, Section 3.3, and Section 3.11 shall be true and correct in all material respects on and as of the Effective Date after giving effect to the Plan with the same effect as if made on and as of the Effective Date after giving effect to the Plan (except for such representations and warranties made as of a specified date, which shall be true and correct in all material respects only as of the specified date).

(b)

The representations and warranties of the Company Parties contained in Section 3 other than those referred to in clauses (a) above shall be true and correct (disregarding all materiality or Material Adverse Effect qualifiers) on and as of the Effective Date after giving effect to the Plan with the same effect as if made on and as of the Effective Date after giving effect to the Plan (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date), except where the failure to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

6.1.12

Covenants. The Company Parties shall have performed and complied, in all material respects, with all of their respective covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance prior to the Effective Date.

6.1.13

Officer’s Certificate. The Backstop Parties shall have received on and as of the Effective Date a certificate of the chief executive officer or chief financial officer of the Company confirming that the conditions set forth in Sections 6.1.10 and 6.1.11 and have been satisfied.

6.1.14

No Legal Impediment. No Law or order shall have been enacted, adopted or issued by any governmental entity that prohibits the consummation of the Restructuring or the transactions contemplated by this Agreement.

6.1.15

First Lien Exit Facility. The First Lien Exit Facility shall be in full force and effect on the terms set forth in the First Lien Exit Facility Term Sheet, or on terms otherwise acceptable to the Required Backstop Parties and the Company.

6.2	Conditions to the Company’s Closing Obligations. The obligation of the Company to consummate the Closing shall be subject to the satisfaction of each of the following conditions on the Effective Date:

6.2.1	Certain Documents. Each of the First Lien Exit Facility, the Rights Offering Documents, and the other Definitive Documents are in form and substance acceptable to the Company.

6.2.2

Approval Order. The Bankruptcy Court shall have entered the Approval Order in form and substance acceptable to the Company, and such order shall not be reversed, stayed, dismissed, vacated, reconsidered, modified or amended in any material respect (other than in accordance with the terms of this Agreement and the RSA).

6.2.3	Confirmation Order. The Bankruptcy Court shall have entered the Confirmation Order in form and substance acceptable to the Company, and such order shall have become a Final Order.

6.2.4

Plan. The conditions to the occurrence of the Effective Date (other than the consummation of the Rights Offering and the Backstop Purchase) set forth in the Plan shall have been satisfied or waived in accordance with the terms of the Plan.

6.2.5	Representations and Warranties.

(a)

Each of the representations and warranties of each of the Backstop Parties, set forth in Section 4 hereof, that are qualified by “materiality” or “material adverse effect” or words of similar import shall be true and correct in all respects as of the Effective Date, except with respect to representations and warranties that expressly speak of an earlier date, which shall be true and correct in all material respects as of such date.

(b)

Each of the representations and warranties of each of the Backstop Parties, set forth in Section 4 hereof, that are not qualified by “materiality” or “material adverse effect” or words or similar import shall be true and correct in all material respects as of the Effective Date, except with respect to representations and warranties that expressly speak of an earlier date, which shall be true and correct in all material respects as of such date.

6.2.6

Covenants. Each of the Backstop Parties, on its own behalf and in its capacity as investment manager for its managed funds and accounts party hereto, shall have performed and complied, in all material respects, with all of its respective covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance prior to the Effective Date.

6.2.7

No Legal Impediment. No Law or order shall have been enacted, adopted or issued by any governmental entity that prohibits the consummation of the Restructuring or the transactions contemplated by this Agreement.

6.2.8

Antitrust Approval. The expiration or termination of any waiting periods under the HSR Act and receipt of any clearances, approvals and consents required to be obtained under other Antitrust Laws, if applicable, with respect to the transactions contemplated by this Agreement.

6.2.9

First Lien Exit Facility. The First Lien Exit Facility shall be in full force and effect on the terms set forth in the First Lien Exit Facility Term Sheet, or on terms otherwise acceptable to the Required Backstop Parties and the Company.

6.2.10	Proceeds of Rights Offering. The Company shall have received each of the Backstop Party’s respective Funding Amounts in accordance with the terms of this Agreement.

XV.	7. INDEMNIFICATION AND CONTRIBUTION

7.1

Indemnification Obligations. Subject to the entry of the Approval Order, the Company and the other Company Parties (the “Indemnifying Parties” and each, an “Indemnifying Party”) shall, jointly and severally, indemnify and hold harmless each Backstop Party and its Affiliates, equity holders, members, partners, general partners, managers and its and their respective representatives, attorneys, and controlling Persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and costs and expenses (other than taxes of the Backstop Parties except to the extent otherwise provided for in this Agreement) (collectively, “Indemnified Losses”) that any such Indemnified Person may incur or to which any such Indemnified Person may become subject arising out of or in connection with this Agreement, or any claim, challenge, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, whether or not such proceedings are brought by the Company, the other Company Parties, their respective equity holders, Affiliates, creditors or any other Person, and reimburse each Indemnified Person upon demand for reasonable and documented out-of-pocket legal or other third-party expenses of counsel (which, so long as there are no actual conflicts of interests among such Indemnified Persons, shall be limited to one law firm serving as counsel for the Indemnified Persons (in addition to one local counsel in each applicable jurisdiction) incurred in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing (including in connection with the enforcement of the indemnification obligations set forth herein), irrespective of whether or not the transactions contemplated by this Agreement or the Plan are consummated or whether or not this Agreement is terminated; provided, that the foregoing indemnity will not, as to any Indemnified Person, apply to Indemnified Losses (a) as to a Defaulting Backstop Party, its Affiliates or any Indemnified Person related thereto, caused by a default or breach of this Agreement by such Defaulting Backstop Party (or Indemnified Persons related thereto), or (b) to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the bad faith, willful misconduct or gross negligence of such Indemnified Person. Notwithstanding anything to the contrary in this Agreement, the Indemnifying Parties will not be liable for, and no Indemnified Person shall claim or seek to recover, any punitive, special, indirect or consequential damages or damages for lost profits.

7.2	Indemnification Procedure

Promptly after receipt by an Indemnified Person of notice of the commencement of any indemnified claim, challenge, litigation, investigation or proceeding (an “Indemnified Claim”), such Indemnified Person will, if a claim is to be made hereunder against an Indemnifying Party in respect thereof, notify such Indemnifying Party in writing of the commencement thereof; provided, that (a) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure and (b) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have to such Indemnified Person other than on account of this Section 7.2 or otherwise under this Agreement. In case any such Indemnified Claims are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, at its election by providing written notice to such Indemnified Person, the Indemnifying Party will be entitled to assume the defense thereof, with counsel reasonably acceptable to such Indemnified Person; provided, that if the parties (including any impleaded parties) to any such Indemnified Claims include both such Indemnified Person and the Indemnifying Party and based on advice of such Indemnified Person’s counsel there are legal defenses available to such Indemnified Person that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Indemnified Claims. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election to so assume the defense of such Indemnified Claims with counsel reasonably acceptable to the Indemnified Person, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof or participation therein (other than reasonable and documented costs of investigation) unless (a) such Indemnified Person shall have employed separate counsel (in addition to any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the

Indemnifying Party shall not be liable for the expenses of more than one separate counsel representing the Indemnified Persons who are parties to such Indemnified Claims (in addition to one local counsel in each applicable jurisdiction)), (b) after the Indemnifying Party assumes the defense of the Indemnified Claims, the Indemnified Person determines in good faith that the Indemnifying Party has failed or is failing to defend such claim and provides written notice of such determination and the basis for such determination, and such failure is not reasonably cured within ten (10) Business Days of receipt of such notice, or (d) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person. Notwithstanding anything herein to the contrary, the Company and its Subsidiaries shall have sole control over any tax controversy or tax audit and shall be permitted to settle any liability for taxes of the Company and its Subsidiaries.

7.3

Settlement of Indemnified Claims. In connection with any Indemnified Claim for which an Indemnified Person is assuming the defense in accordance with this Section 7.3, the Indemnifying Party shall not be liable for any settlement, compromise, or consent to the entry of any judgment of any Indemnified Claims effected by such Indemnified Person without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed). If any settlement compromise, or consent to the entry of any judgment of any Indemnified Claims is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Indemnified Claims, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Indemnified Losses by reason of such settlement, compromise, consent to the entry of any judgment or judgment to the extent such Indemnified Losses are otherwise subject to indemnification by the Indemnifying Party hereunder in accordance with, and subject to the limitations of, this Section 7.3. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement compromise, consent to the entry of any judgment with respect to any pending or threatened Indemnified Claims in respect of which indemnity or contribution has been sought hereunder by such Indemnified Person unless (a) such settlement, compromise or consent includes an unconditional release of such Indemnified Person from all liability on the claims that are the subject matter of such Indemnified Claims and (b) such settlement, compromise or consent does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

7.4

Contribution. If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless from Indemnified Losses that are subject to indemnification pursuant to Section 7.1, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, but also the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relative benefits to the Indemnifying Party, on the one hand, and all Indemnified Persons, on the other hand, shall be deemed to be in the same proportion as (a) the total value received or proposed to be received by the Company pursuant to the issuance and sale of the unsubscribed New Common Shares and First Lien Exit Facility in the Rights Offering contemplated by this Agreement and the Plan bears to (b) the Backstop Commitment Premium paid or proposed to be paid to the Backstop Parties. The Indemnifying Parties also agree that no Indemnified Person shall have any liability based on their comparative or contributory negligence or otherwise to the Indemnifying Parties, any Person asserting claims on behalf of or in right of any of the Indemnifying Parties, or any other Person in connection with an Indemnified Claim.

7.5

Treatment of Indemnification Payments. All amounts paid by an Indemnifying Party to an Indemnified Person under this Article 7 shall, to the extent permitted by applicable Law, be treated as adjustments to the Purchase Price for all tax purposes. The provisions of this Article 7 are an integral part of the transactions contemplated by this Agreement and without these provisions the Backstop Parties would not have entered into this Agreement. The Approval Order shall provide that the obligations of the Company under this Article 7 shall constitute allowed administrative expenses of the Debtors’ estate under sections 503(b) and 507 of the Bankruptcy Code and are payable without further order of the Bankruptcy Court, and that the Company may comply with the requirements of this Article 7 without further order of the Bankruptcy Court.

XVI.	8. MISCELLANEOUS

8.1

Notice. Any notice or other communication required or which may be given pursuant to this Agreement will be in writing and either delivered personally to the addressee or sent via electronic mail, courier, by certified mail, or registered mail (return receipt requested), and will be deemed given when so delivered personally or sent via electronic mail, or, if mailed, five (5) calendar days after the date of mailing, as follows:

if to a Backstop Party, to the address or email address set forth in Schedule 1 hereto:

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attn.:

Andrew Rosenberg, Esq.

(arosenberg@paulweiss.com)

Brian Bolin, Esq.

(bbolin@paulweiss.com)

Teresa Lii, Esq.

(tlii@paulweiss.com)

if to the Company, to:

SAExploration Holdings, Inc.

~~1160 Dairy Ashford Rd., Suite 160~~

13645 N. Promenade Blvd

~~Houston~~Stafford, Texas 77079

Attn.:     Michael J. Faust

(mfaust@saexploration.com)

John A. Simmons

(jsimmons@saexploration.com)

David A. Rassin

(drassin@saexploration.com)

with copies to:

Porter Hedges LLP

1000 Main Street, 36th Floor

Houston, Texas 77002

Attn.:     John F. Higgins, Esq.

(jhiggins@porterhedges.com)

E. James Cowen, Esq.

(jcowen@porterhedges.com)

M. Shane Johnson, Esq.

(sjohnson@porterhedges.com)

8.2

Assignment. Except as described in this Section 8.2, this Agreement will be binding upon and inure to the benefit of each and all of the Parties, and neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the Parties without the prior written consent of the Company. Notwithstanding the foregoing, any Backstop Party may assign its rights and obligations hereunder prior to the date upon which the Backstop Notice is delivered to the Backstop Parties, to (a) any other Consenting Creditor in a manner consistent with the terms of the RSA that agrees as part of such assignment to assume such Backstop Party’s Backstop Purchase Obligation, or (b) a Related Fund of any Backstop Party or to any of its or their wholly-owned Affiliates (and/or any Affiliate that is wholly-owned by any of such Backstop Party’s wholly-owned Affiliates); provided, that, in each case, any such assignment shall not release such Backstop Party from any of its obligations under this Agreement in the event that such assignee does not fulfill its obligations hereunder; provided, further, that (i) such assignee and the assigning Backstop Party shall have duly executed and delivered to the Company and Porter Hedges LLP a written notice of such assignment in substantially the form attached as Exhibit A hereto (a “Notice of Assignment”), and the Company shall have delivered countersigned copies of such notice to such assignee and the assigning Backstop Party and to Paul, Weiss, Rifkind, Wharton & Garrison LLP; and (ii) with respect to any assignee that is not a party to this Agreement, such assignee shall be required, by delivery of an executed agreement in substantially the form attached as Exhibit C hereto (a “Joinder Agreement”), to be bound by the obligations of such assignee’s assigning Backstop Party hereunder and under the RSA. Upon the effectiveness of any assignment pursuant to this Section 8.2, the Company shall update Schedule 1 hereto to reflect such assignment.

8.3

Survival. Subject to Section 8.12, (a) all representations and warranties made in this Agreement and the schedules attached hereto shall not survive the execution and delivery of this Agreement and consummation of the Rights Offering and (b) covenants and agreements that by their terms are to be satisfied after the Effective Date, including, without limitation, the Expense Reimbursement set forth in Section 2.3.1 and the covenants set forth in Section 5.3, shall survive the Effective Date until satisfied in accordance with their terms.

8.4

Entire Agreement. This Agreement, including the terms of the agreements contemplated hereby and referred to herein (including the RSA and the Plan) contain the entire agreement by and between the Company and the Backstop Parties with respect to the transactions contemplated by this Agreement and supersedes all prior agreements and representations, written or oral, with respect thereto. To the extent there is an inconsistency between the provisions in this Agreement and the agreements contemplated hereby and referred to herein, the provisions in this Agreement shall control. To the extent there is an inconsistency between the provisions in this Agreement and the Plan, the Plan shall control; provided, that notwithstanding anything to the contrary in the Plan (including any amendments, supplements or modifications thereto) or the Confirmation Order (and any amendments, supplements or modifications thereto) or an affirmative vote to accept the Plan submitted by any Backstop Party, nothing contained in the Plan (including any amendments, supplements or modifications thereto) or Confirmation Order (including any amendments, supplements or modifications thereto) shall alter, amend or modify the rights of the Backstop Parties under this Agreement unless such alteration, amendment or modification has been made in accordance with Section 8.5.

8.5

Waivers and Amendments. This Agreement may be amended, modified or superseded, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the Company and the Backstop Parties representing a majority of the aggregate Backstop Commitment of all Backstop Parties (the “Required Backstop Parties”). No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof. No waiver on the part of any Party of any right, power or privilege pursuant to this Agreement, nor any single or partial exercise of any right, power or privilege pursuant to this Agreement, shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any Party otherwise may have at law or in equity. Notwithstanding anything to the contrary in this Agreement, no amendment that reduces or otherwise modifies the Backstop Commitment Premium or Purchase Price, or increases a Backstop Party’s Backstop Purchase Obligation or any other funding or financial obligation of any Backstop Party, shall be effective against any Backstop Party without such Backstop Party’s prior written consent.

8.6

Governing Law; Jurisdiction; Venue; Process. This Agreement, the construction of its terms, the interpretation of the rights and duties arising hereunder, and actions, causes of action or claims of any kind (whether at law, in equity, in contract, in tort, or otherwise) that may be based upon, arise out of, or relate to this Agreement, or the negotiation, execution or performance of this Agreement, shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any conflict of laws principles that would require the application of the Law of any other jurisdiction. Each Party hereby irrevocably submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York located in the Borough of Manhattan, for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Party irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Notwithstanding the foregoing, during the pendency of the Chapter 11 Cases, all proceedings contemplated by this Section 8.6 shall be brought in the Bankruptcy Court.

8.7

Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. All such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument.

8.8	Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

8.9

Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein will not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto will be enforceable to the fullest extent permitted by Law.

8.10	Termination. This Agreement shall terminate:

8.10.1	automatically if the RSA is terminated pursuant to the terms thereof, or if the Approval Order is not entered within 20 days after the Petition Date;

8.10.2	if the Required Backstop Parties and the Company mutually agree in writing to terminate this Agreement;

8.10.3

at the Company’s election, by written notice to the Backstop Parties, in the event of a material breach of this Agreement by any Backstop Party or any Replacing Backstop Party, if such breach has not been waived by the Company or cured within five (5) Business Days after the delivery of written notice thereof by the Company to the Backstop Parties (provided, however, that the Company may not seek to terminate this Agreement based upon a material breach arising out of its own actions or omissions in breach of this Agreement);

8.10.4

at the Company’s election, by written notice to the Backstop Parties, if the Company determines in good faith, based on the advice of counsel, that proceeding with the Rights Offering and the Restructuring would be inconsistent with the exercise of the fiduciary duties under applicable law of the board of directors or analogous governing body of the Company; provided, however, that the Company provides written notice of such determination to the Backstop Parties within one (1) Business Day after the date of such determination; or

8.10.5

at the Required Backstop Parties’ election, by written notice to the Company, in the event (i) of a material breach by any Company Party of this Agreement, if such breach has not been waived by the Required Backstop Parties or cured within five (5) Business Days after the delivery of written notice thereof by the Required Backstop Parties, (ii) that the Approval Order is reversed, stayed, dismissed, vacated, reconsidered, or modified or amended without the consent of the Required Backstop Parties, (iii) of a breach in any material respect by any Company Party of any representation or warranty in this Agreement, or of any such representation or warranty becoming inaccurate in any material respect, in each case if such breach or inaccuracy would, individually or in the aggregate for all such breaches or inaccuracies, prevent the satisfaction of any condition to the effectiveness of the Plan, or the Company’s or any Backstop Party’s performance of any of its obligations hereunder or under the RSA, if such breach or inaccuracy has not been waived by the Required Backstop Parties or cured within five (5) Business Days after the delivery of written notice thereof by the Backstop Parties, (iv) any of the Milestones is not satisfied, other than solely due to the actions of the Required Backstop Parties in violation of this Agreement, or (v) the Effective Date shall not have occurred ~~within 80 days after the Petition Date~~as of 11:59 p.m. prevailing Central Time on December 31, 2020; provided, however, that no Backstop Party may seek to terminate this Agreement pursuant to the foregoing clause (i) based upon a material breach arising out of the actions or omissions of such Backstop Party in breach of this Agreement).

8.11	Breach. Regardless of the termination of this Agreement pursuant to Section 8.10, each Party shall remain liable for any by such Party of this Agreement prior to its termination.

8.12	Effect of Termination.

8.12.1

Upon termination of this Agreement pursuant to Section 8.10, this Agreement shall forthwith become void and there shall be no further obligations or liabilities on the part of the parties hereto; provided, that (a) the obligation of the Company Parties to pay the Expense Reimbursement pursuant to Section 2.3 and to pay the Backstop Commitment Premium if payable pursuant to Sections 2.2.3 and/or 8.12.2 shall survive the termination of this Agreement and shall remain in full force and effect until such obligation has been satisfied (except as otherwise set forth herein), (b) the provisions set forth in Section 8.6, Section 8.11, this Section 8.12, and Section 8.13 through 8.20, inclusive, shall survive the termination of this Agreement in accordance with their terms and (c) subject to Section 8.14, nothing in this Section 8.12 shall relieve any Party from liability for its breach of this Agreement occurring prior to the date of termination of this Agreement.

8.12.2

If this Agreement is terminated (i) pursuant to Section 8.10.1 (other than due to the termination of the RSA pursuant to clause (i) of the definition of “Company Termination Event” therein or clauses (xiv) or (xix) of the definitions of “Consenting Convertible Noteholder Termination Event,” “Consenting Credit Agreement Lender Termination Event,” or “Consenting Term Loan Lender Termination Event”), (ii) by the Company under Section 8.10.4, or (iii) by the Required Backstop Parties under Section 8.10.5, the Company Parties shall, promptly after the date of such termination, pay to each Backstop Party or its designee(s) its portion of the Backstop Commitment Premium. The Approval Order shall provide that the Backstop Commitment Premium constitutes an allowed administrative expense of the Debtors’ estates under sections 503(b) and 507 of the Bankruptcy Code and shall be payable by the Debtors as provided in this Agreement without further order of the Bankruptcy Court.

8.13

Waiver of Jury Trial. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICALBE LAW ALL RIGHTS TO TRIAL BY JURY IN ANY JURISDICTION IN ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT, WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

8.14

Damages. Notwithstanding anything to the contrary in this Agreement, no Party will be liable for, and no Party shall claim or seek to recover, any punitive, special, indirect or consequential damages or damages for lost profits.

8.15

Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions without the necessity of posting a bond to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Unless otherwise expressly stated in this Agreement, no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a Party from pursuing other rights and remedies to the extent available under this Agreement, at law or in equity.

8.16

No Reliance. No Backstop Party or any of its Affiliates shall have any duties or obligations to the other Backstop Parties in respect of this Agreement, the transactions contemplated hereby, the Definitive Documents or the Restructuring, except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Backstop Party or any of its Affiliates shall be subject to any fiduciary or other implied duties to the other Backstop Parties, (b) no Backstop Party or any of its Affiliates shall have any duty to take any discretionary action or exercise any discretionary powers on behalf of any other Backstop Party, (c) no Backstop Party or any of its Affiliates shall have any duty to the other Backstop Parties to obtain, through the exercise of diligence or otherwise, to investigate, confirm, or disclose to the other Backstop Parties any information relating to the Company or any of its Affiliates that may have been communicated to or obtained by such Backstop Party or any of its Affiliates in any capacity, (d) no Backstop Party may rely, and each Backstop Party confirms that it has not relied, on any due diligence investigation that any other Backstop Party or any Person acting on behalf of such other Backstop Party may have conducted with respect to the Company or any of its Affiliates or any of their respective securities, and (e) each Backstop Party acknowledges that no other Backstop Party is acting as a placement agent, initial purchaser, underwriter, broker or finder with respect to its Backstop Purchase Obligation.

8.17

Publicity. Except as required by Law, at all times prior to the Effective Date or the earlier termination of this Agreement in accordance with its terms, the Company Parties and the Backstop Parties shall consult with each other prior to issuing any press releases (and provide each other a reasonable opportunity to review and comment upon such release) or otherwise making public announcements with respect to the transactions contemplated by this Agreement. No Party may identify or use the name of any Backstop Party in connection with any press release or other public announcement related to this Agreement without the prior written consent of such Backstop Party, it being understood that nothing in this Section 8.17 shall prohibit any Party from filing any motions or other pleadings or documents with the Bankruptcy Court in connection with the Chapter 11 Cases or making any other filings or public announcements as may be required by applicable Law.

8.18

Settlement Discussions. This Agreement and the transactions contemplated herein are part of a proposed settlement of a dispute between the Parties. Nothing herein shall be deemed an admission of any kind. Pursuant to section 408 of the U.S. Federal Rules of Evidence and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any Legal Proceeding (other than a legal proceeding to approve or enforce the terms of this Agreement).

8.19

No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Parties may be partnerships or limited liability companies, each Party covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any Affiliates of any Party other than the parties to this Agreement and each of their respective successors and permitted assignees under this Agreement, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Affiliates of any Party, as such, for any obligation or liability of any Party or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, that nothing in this Section 8.19 shall relieve or otherwise limit the liability of any Party or any of their respective successors or permitted assigns for any breach or violation of its obligations under this Agreement or such other documents or instruments. For the avoidance of doubt, none of the parties hereto will have any recourse, be entitled to commence any proceeding or make any claim under this Agreement or in connection with the transactions contemplated hereby except against any of the parties hereto or their respective successors and permitted assigns, as applicable.

8.20

Other Interpretive Matters. Unless otherwise expressly provided herein, for purposes of this Agreement, the following rules of interpretation shall apply: (a) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and, if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day; (b) any reference in this Agreement to “$” or “dollars” shall mean U.S. dollars; (c) all exhibits and schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein and any capitalized terms used in any such exhibit or schedule but not otherwise defined therein shall be defined as set forth in this Agreement; (d) words imparting the singular number only shall include the plural and vice versa; (e) words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires; (f) the word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it; (g) references to “will” or “shall” mean that the Party must perform the matter so described; a reference to “may” means that the Party has the option, but not the obligation, to perform the matter so described; (h) the division of this Agreement into Sections and other subdivisions are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement; and (i) all references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

SAEXPLORATION HOLDINGS, INC.

By:
Name:
Title:

SAEXPLORATION SUB, INC.

By:
Name:
Title:

SAEXPLORATION, INC.

By:
Name:
Title:

SAEXPLORATION SEISMIC SERVICES (US), LLC

By:
Name:
Title:

NES, LLC

By:
Name:
Title:

[Signature page to Backstop Commitment Agreement]

SCHEDULE 1

Backstop Parties

Backstop Party	Backstop Commitment		Backstop Percentage (%)	~~Face Amount of Convertible Notes Held[1]~~		Principal Amount of Prepetition Credit Agreement Advances Held [2](1)		Principal Amount of Prepetition Term Loan Advances Held [3](1)		Address/ Email
Highbridge MSF International Ltd.	$	~~2,055,000~~2,144,000.0	~~13.7~~14.3%	~~$~~	~~17,900,000~~	$	~~6,155,833~~6,115,833.33	$	~~0~~0.00	[address	]
Highbridge Tactical Credit Master Fund, L.P.	$	~~1,966,000~~2,050,000.0	~~13.1~~13.7%	~~$~~	~~17,900,000~~	$	~~6,155,833~~6,115,833.33	$	~~0~~0.00	[address	]
Whitebox Credit Partners, LP	$	~~1,203,000~~1,319,000.0	~~8.0~~8.8%	~~$~~	~~23,900,000~~	$	~~8,165,833~~8,165,833.33	$	~~11,230,243~~11,230,242.80	[address	]
Whitebox Multi-Strategy Partners, LP	$	~~4,892,000~~5,101,000.0	~~32.6~~34.0%	~~$~~	~~23,900,000~~	$	~~8,165,833~~8,165,833.33	$	~~11,230,243~~11,230,242.80	[address	]
~~John Pecora~~	~~$~~	~~591,000~~	~~3.9~~ %	~~$~~	~~2,200,000~~	~~$~~	~~751,667~~	~~$~~	~~1,496,809~~
Amzak Capital Management, LLC	$	~~434,000~~671,000.0	~~2.9~~4.5%	~~$~~	~~1,500,000~~	$	~~512,500~~512,500.00	$	~~1,496,809~~1,496,809.31	[address	]
DuPont Capital Management Corp.	$	~~336,000~~220,000.0	~~2.2~~1.5%	~~$~~	~~1,500,000~~	$	~~512,500~~512,500.00		$0.00	[address	]
~~Jeff Hastings~~	~~$~~	~~225,000~~	~~1.5~~ %	~~$~~	~~1,000,000~~	~~$~~	~~341,667~~	~~$~~	~~0.00~~
BlueMountain Summit Trading L.P.	$	~~233,000~~247,000.0	1.6%	~~$~~	~~12,000,000~~	$	~~4,100,000~~4,100,000.00	$	~~9,671,484~~9,671,483.81	[address	]
BlueMountain Kicking Horse Fund L.P.	$	~~89,000~~95,000.0	0.6%	~~$~~	~~12,000,000~~	$	~~4,100,000~~4,100,000.00	$	~~9,671,484~~9,671,483.81	[address	]
Blue Mountain Credit Alternatives Master Fund L.P.	$	~~2,433,000~~2,578,000.0	~~16.2~~17.2%	~~$~~	~~12,000,000~~	$	~~4,100,000~~4,100,000.00	$	~~9,671,484~~9,671,483.81	[address	]
BlueMountain Montenvers Master Fund SCP SICAV-SIF	$	~~543,000~~575,000.0	~~3.6~~3.8%	~~$~~	~~12,000,000~~	$	~~4,100,000~~4,100,000.00	$	~~9,671,484~~9,671,483.81	[address	]
Total	$	~~15,000,000.00~~15,000,000.0	100.0%	~~$~~	~~56,274,000~~	~~$~~	~~19,232,417~~—	~~$~~	~~12,333,129~~—	[address	]

(1)	Includes affiliates

~~[1]~~ 	~~Includes Affiliates.~~

~~[2]~~ 	~~Includes Affiliates.~~

~~[3]~~ 	~~Includes Affiliates.~~

~~SCHEDULE 2~~

~~Designated Affiliates~~

~~BlueMountain Guadalupe Peak Fund~~

EXHIBIT A

Form of Notice of Assignment

SAExploration Holdings, Inc.

~~1160 Dairy Ashford Rd., Suite 160~~

13645 N. Promenade Blvd

~~Houston~~Stafford, Texas 77079

Attn.:     Michael J. Faust

      (mfaust@saexploration.com)

      John A. Simmons

      (jsimmons@saexploration.com)

      David A. Rassin

      (drassin@saexploration.com)

with copies to:

Porter Hedges LLP

1000 Main Street, 36th Floor

Houston, Texas 77002

Attn.:     John F. Higgins, Esq.

      (jhiggins@porterhedges.com)

      E. James Cowen, Esq.

      (jcowen@porterhedges.com)

      M. Shane Johnson, Esq.

      (sjohnson@porterhedges.com)

Re:	Transfer Notice Under Backstop Agreement

Reference is hereby made to that certain Backstop Commitment Agreement, dated as of August 27, 2020 (as amended, supplemented or otherwise modified from time to time, the “Backstop Commitment Agreement”), by and among the Company Parties and the Backstop Parties. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Backstop Commitment Agreement.

The purpose of this notice (“Notice”) is to advise you, pursuant to Section 8.2 of the Backstop Commitment Agreement, of the proposed transfer by [●] (the “Transferor”) to [●] (the “Transferee”) of the Backstop Commitment representing [●]% of the aggregate Backstop Commitments as of the date hereof, which represents $[●] of the Transferor’s Backstop Commitment (or [●]% of the aggregate Backstop Commitments). [If applicable: The Transferee represents to the Company Parties and the Transferor that it is a Backstop Party under the Backstop Commitment Agreement.]

By signing this Notice below, Transferee represents to the Company Parties and the Transferor that it will execute and deliver a joinder to the Backstop Agreement.

This Notice shall serve as a transfer notice in accordance with the terms of the Backstop Commitment Agreement. Please acknowledge receipt of this Notice delivered in accordance with Section 8.2 by returning a countersigned copy of this Notice to counsel to the Backstop Parties via the contact information set forth above.

EXHIBIT B

First Lien Exit Facility Term Sheet

(See attached)

EXHIBIT C

Form of Joinder Agreement

JOINDER AGREEMENT

This Joinder Agreement (the “Joinder Agreement”) to the Backstop Commitment Agreement dated as of                     , 2020 (as amended, supplemented or otherwise modified from time to time, the “Backstop Commitment Agreement”), among the Company Parties and the Backstop Parties is executed and delivered by the undersigned (the “Joining Party”) as of                     , 2020. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Backstop Commitment Agreement.

Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Backstop Commitment Agreement, a copy of which is attached to this Joinder Agreement as Annex 1 (as the same has been or may be hereafter amended, restated or otherwise modified from time to time in accordance with the provisions hereof). The Joining Party shall hereafter be deemed to be a “Backstop Party” for all purposes under the Backstop Commitment Agreement.

Representations and Warranties. The Joining Party hereby severally and not jointly makes the representations and warranties of the Backstop Parties as set forth in Section 4 of the Backstop Commitment Agreement to the Company Parties as of the date hereof.

Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the Laws of the State of New York, but without giving effect to applicable principals of conflicts of law to the extent that the application of the Law of another jurisdiction would be required thereby.

[Signature pages to follow]

IN WITNESS WHEREOF, the Joining Party has caused this Joinder Agreement to be executed as of the date first written above.

[JOINING PARTY]

By:
Name:
Title:

[Signature Page to Joinder Agreement to Backstop Commitment Agreement]

COMPANY DISCLOSURE SCHEDULE

This Company Disclosure Schedule, dated as of November 1, 2020 (this “Schedule”), is hereby delivered by SAExploration Holdings, Inc. (the “Company”), a Delaware corporation, SAExploration Sub, Inc. (“SAE Sub”), SAExploration, Inc. (“SAE Inc.”), SAExploration Seismic Services (US), LLC (“Seismic”), and NES, LLC (“NES”) (collectively, the “Company Parties”) in accordance with that certain Backstop Commitment Agreement, dated as of August 27, 2020 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among the Company Parties and the Backstop Parties (as defined in the Agreement) party thereto. Any capitalized terms used in any Schedule, but not otherwise defined therein, shall be defined as set forth in the Agreement. Any amended, supplemental or additional disclosures contained in this Schedule shall be deemed to have cured any inaccuracy in or breach of any representation or warranty contained in the Agreement, including for purposes of the indemnification or termination rights contained in the Agreement or of determining whether or not the conditions set forth in Section 6.1.11 have been satisfied.

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement. Each reference to an agreement, contract, list or instrument listed in this Schedule shall be deemed to incorporate herein such referenced item in its entirety and the terms thereof; provided, however, that if such referenced item has been redacted, only the unredacted portions shall be deemed to be incorporated herein. No reference to or disclosure of any item or other matter in this Schedule shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in this Schedule. No disclosure in this Schedule relating to any possible breach or violation of any agreement, law or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.

This Schedule has been arranged to correspond to the representations and warranties in the Agreement, and any disclosure set forth in one section of the Schedule shall apply to (A) the representations and warranties or covenants contained in the Section of the Agreement to which it corresponds in number, (B) any representation and warranty or covenant to which it is cross referenced, and (C) any other representation or warranty or covenant to the extent it is readily apparent on its face that such disclosure is intended to qualify such representation or warranty or covenant. Headings have been inserted for convenience of reference only and shall not have the effect of amending or changing the content or meaning of the corresponding Section as set forth in the Agreement, shall not limit the effect of the disclosures contained in this Schedule and shall not expand the scope of the information required to be disclosed in this Schedule.

Section 3.8 - No Violation; Compliance with Laws

On October 8, 2020, the SEC filed a complaint against the Company and Jeffrey Hastings, Brent Whiteley, Brian Beatty, and Michael Scott (the “SEC Defendants”) in the U.S. District Court for the Southern District of New York captioned U.S. Securities and Exchange Commission, v. SAExploration Holdings, Inc. et al. Civil Action No. 1:20-CV-8423 (the “SEC Lawsuit”). The SEC Lawsuit charges the SEC Defendants with violating Section 17(a)(1) and (3) of the Securities Act and Section 10(b) of the Exchange Act, and Rule 10b-5(a) and (c) thereunder. It further charges the Company with violating Securities Act Section 17(a)(2) and Exchange Act Sections 13(a), 13(b)(2)(A), and 13(b)(2)(B), and Rules 10b-5(b), 12b-20, 13a-1, 13a-11, 13a-13 thereunder, and that Messrs. Hastings, Whiteley, Beatty, and Scott aided and abetted those violations. Additionally, the SEC Lawsuit charges Messrs. Hastings, Whiteley, Beatty, and Scott with violating Exchange Act Section 13(b)(5) and Rule 13b2-1 thereunder, and Messrs. Hastings, Whiteley, and Beatty with also violating Exchange Act Rules 10b-5(b), 13a-14, and 13b2-2. The SEC seeks a permanent injunction against the Company and permanent injunctions, civil penalties, disgorgement of allegedly ill-gotten gains with prejudgment interest, and officer-and-director bars against Messrs. Hastings, Whiteley, Beatty, and Scott. Additionally, the SEC seeks to have Messrs. Hastings, Whiteley, and Beatty reimburse the Company for incentive-based compensation pursuant to Section 304(a) of the Sarbanes-Oxley Act of 2002.

On September 11, 2020, in a parallel action to the SEC Lawsuit, the U.S. Attorney’s Office for the Southern District of New York filed a complaint against Jeffrey Hastings charging him, with among other claims, securities fraud, wire fraud, and conspiracies to commit the same.

On October 27, 2020, the State of Alaska, Department of Revenue (the “DOR”) filed a notice with the Bankruptcy Court [Docket No. 263] (the “DOR Notice”) notifying the debtor, creditors, court, and others that the tax credits held by the Debtors in the Chapter 11 Cases may be valueless based on allegations of criminal fraud in obtaining the credits. In the DOR Notice, the DOR stated that “[i]t is highly likely that the State will determine those tax credits held by debtor are valueless” and that “[p]rospective bidders in this bankruptcy should anticipate accordingly.”

Section 3.9 – Legal Proceedings

See Section 3.8 of this Schedule.

Section 3.10 – No Unlawful Payments

See Section 3.8 of this Schedule.

Section 3.11 – Compliance with Money Laundering Laws

See Section 3.8 of this Schedule.

Section 3.20 – Tax Matters

See Section 3.8 of this Schedule.

EXHIBIT B

Schedule 1

Backstop Party	Backstop Commitment	Backstop Percentage (%)	Principal Amount of Prepetition Credit Agreement Advances Held (1)	Principal Amount of Prepetition Term Loan Advances Held (1)	Address/Email
Highbridge MSF International Ltd.	$2,144,000.0	14.3%	$6,115,833.33	$0.00	[address	]
Highbridge Tactical Credit Master Fund, L.P.	$2,050,000.0	13.7%	$6,115,833.33	$0.00	[address	]
Whitebox Credit Partners, LP	$1,319,000.0	8.8%	$8,165,833.33	$11,230,242.80	[address	]
Whitebox Multi-Strategy Partners, LP	$5,101,000.0	34.0%	$8,165,833.33	$11,230,242.80	[address	]
Amzak Capital Management, LLC	$671,000.0	4.5%	$512,500.00	$1,496,809.31	[address	]
DuPont Capital Management Corp.	$220,000.0	1.5%	$512,500.00	$0.00	[address	]
BlueMountain Summit Trading L.P.	$247,000.0	1.6%	$4,100,000.00	$9,671,483.81	[address	]
BlueMountain Kicking Horse Fund L.P.	$95,000.0	0.6%	$4,100,000.00	$9,671,483.81	[address	]
Blue Mountain Credit Alternatives Master Fund L.P.	$2,578,000.0	17.2%	$4,100,000.00	$9,671,483.81	[address	]
BlueMountain Montenvers Master Fund SCP SICAV-SIF	$575,000.0	3.8%	$4,100,000.00	$9,671,483.81	[address	]

Total	$15,000,000.0	100.0%	—	-	—

(1)	Includes affiliates